SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 1)

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CHINA NUTRIFRUIT GROUP LIMITED
(Name of Registrant as Specified in Its Charter)

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China Nutrifruit Group Limited
5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about __________, 2010, to the holders of record of the outstanding common stock, $0.001 par value per share (the "Common Stock") of China Nutrifruit Group Limited, a Nevada corporation (the "Company"), as of the close of business on September 29, 2009 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated September 29, 2009, (the "Written Consent") of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the "Majority Stockholders"). Except as otherwise indicated by the context, references in this Information Statement to "Company," "we," "us," or "our" are references to China Nutrifruit Group Limited.

The Written Consent approved the issuance of certain amount of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Convertible Preferred Stock") and warrants in connection with an equity financing transaction of the Company that may eventually result in the issuance of the shares of Common Stock in an amount equal to or greater than 20% of the Company's issued and outstanding Common Stock, or 7,225,150 shares as of the Record Date (the "Share Issuance").

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Share Issuance. Accordingly, the actions to be taken pursuant to the Written Consent are not presently being submitted to our other stockholders for a vote.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jinglin Shi
Jinglin Shi
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about __________, 2010, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT THAT THE COMPANY HAS TAKEN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

PRIVATE PLACEMENT TRANSACTIONS

On September 30, 2009, the Company entered into a securities purchase agreement with certain accredited investors (the "Investors") and effected the initial closing of a private placement transaction by issuing 359,502 units (the "Units") to the Investors at a purchase price of $33.00 per Unit (the "First Private Placement"). On October 8, 2009, the Company effected the second and final closing of the private placement transaction and issued 43,916 Units under the same terms (the "Second Private Placement" and together with the First Private Placement, the "Private Placement Transactions"). Each Unit consists of one share of the Company's newly-designated Series A Convertible Preferred Stock and one warrant (the "Investor Warrant") to purchase 2.5 shares of the Company's Common Stock. The Series A Convertible Preferred Stock is convertible into ten shares of the Company's Common Stock (subject to customary adjustments) and the Company is obligated to register the underlying shares of Common Stock within a pre-defined period.

In connection with the Private Placement Transactions, the Company issued to the placement agents and/or their designees, warrants for the purchase of 242,052 shares of Common Stock, exercisable at an initial exercise price of $3.30 per share (subject to adjustments) for a period of four years following the date of issuance (the "Agent Warrants" and together with the Investor Warrant, the "Warrants").

Reasons for Seeking Shareholder Approval

Because the Company's Common Stock is listed on the NYSE Amex Market, we are subject to NYSE Amex rules and regulations. NYSE Amex Company Guide Section 713 (a)(ii) requires each company listed on NYSE Amex to obtain shareholder approval as a perquisite to approval of applications to listing additional shares when the additional shares will be issued in connection with a transaction involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

As of the Record Date, there were 36,125,754 shares of the Company's Common Stock issued and outstanding. In connection with the Private Placement Transactions, the aggregate number of shares of Common Stock initially issuable upon conversion of the Series A Convertible Preferred Stock and exercise of the Warrants is 5,284,799, which is less than 20% of the Company's issued and outstanding Common Stock, or 7,225,150 as of the Record Date. However, because both the conversion of the Series A Convertible Preferred Stock and the exercise of the Warrants are subject to customary stock split, recapitalization and other anti-dilution protection, the number of shares of Common Stock to be issuable in connection with the Private Placement Transactions may potentially reach or exceed 20% of the Company's total issued and outstanding Common Stock as of the Record Date. Therefore, the Company decided to seek approve of the Share Issuance from the shareholders in order to comply with the relevant NYSE Amex rules.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company's Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Share Issuance requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On September 29, 2009, our Board of Directors unanimously adopted resolutions approving the Share Issuance and recommended that our stockholders approve the Share Issuance. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

On September 29, 2009, the following Stockholders of the Company owning the majority of the issued and outstanding shares of Common Stock, constituting the sole class of voting securities of the Company, executed and delivered to the Company their written consent approving the Share Issuance. On the Record Date, the Company had 36,125,754 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

Name of Consenting Shareholder	Number of Shares Owned	Percentage
Honouryear Limited	15,517,217	42.95%
Bestsucceed Limited	9,050,063	25.05%
TOTAL	24,567,280	68.00%

Accordingly, we have obtained all necessary corporate approvals in connection with the Share Issuance. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the Majority Stockholders were by written consent, there will be no security holders' meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

Common Stock

We are authorized to issue up to 120,000,000 shares of Common Stock. As of the Record Date, 36,125,754 shares of Common Stock were issued and outstanding. The Company has authorized and reserved 30,000 shares of Common Stock for issuance to a director under a restricted stock grant agreement. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

Subject to dividend rights of holders of the Series A Convertible Preferred stock, the holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend on Common Stock in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue up to 5,000,000 shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 545,455 shares of our Series A Convertible Preferred Stock. The Certificate of Designation was filed on September 30, 2009. A summary of the Certificate of Designation is set forth below:

Ranking. With respect to rights upon liquidation, winding-up or dissolution, the Series A Convertible Preferred Stock ranks senior to the Common Stock and any other classes or series of stock of the Company not designated as ranking senior to or pari passu with the Series A Convertible Preferred Stock.

Voting. The holders of the Series A Convertible Preferred Stock will vote on an "as converted" basis, together with the Common Stock, as a single class, in connection with any proposal submitted to the Company’s stockholders, except as required by Nevada law. Holders of Series A Convertible Preferred Stock have protective separate class voting rights on matters, such as voluntary filing for bankruptcy or liquidation, adverse change of the rights, preferences, designations or privileges of Series A Convertible Preferred Stock, the issuance of other classes of stock with senior or equivalent rights, increase or decrease of the authorized number of shares of preferred stock of the Company, and changes to our charter documents.

Conversion. Shares of the Series A Convertible Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (A) $33.00 per share (the "Liquidation Preference Amount") by (B) the conversion price, which is initially $3.30 per share, subject to adjustment as provided in the Certificate of Designation. Initially, each share of Series A Convertible Preferred Stock is convertible into 10 shares of Common Stock.

Mandatory Conversion. The Company has the right to convert outstanding Series A Convertible Preferred Stock into shares of Common Stock upon (i) the closing of a sale by the Company of shares of the Common Stock in a registered public offering in which the Company sells shares of its stock in exchange for at least $10 million in gross proceeds and the holders of the Series A Convertible Preferred Stock are able to offer and sell at least 50% of the Common Stock that would be received upon such mandatory conversion ("Qualified Sale") or (ii) when the average of the daily closing price of the Common Stock for at least 30 consecutive trading days is not less than $4.25 and the daily trading volume during each of those 30 trading days exceeds 75,000 shares (a "Market Forced Conversion," and collectively with a Qualified Sale, a "Forced Conversion"). The conversion rate to be applied in effecting a Forced Conversion is calculated by dividing the Liquidation Preference Amount per share by $2.75 (in the event of a Qualified Sale) or $3.30 (in the event of a Market Forced Conversion), as the case may be, subject to adjustment as provided in the Certificate of Designation. In addition, in connection with a Qualified Sale Forced Conversion, the Company will pay to the holder for each share of Series A Convertible Preferred Stock so converted a per share amount equal to seven percent (7%) of the original issue price plus all accrued and unpaid dividends.

Dividends. Each share of Series A Convertible Preferred Stock will be entitled to receive cumulative dividends at the annual rate of 7% on the Liquidation Preference Amount thereof. Such dividends will be payable annually on September 1 beginning with the first such date after September 30, 2009 and any optional conversion date in cash.

Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $33.00 per share plus accrued but unpaid dividends, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Convertible Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Redemption. At any time on or after less than 10% of the originally issued shares of Series A Convertible Preferred Stock shall remain outstanding and subject to the satisfaction of certain conditions, the Company has the option to redeem all shares of Series A Convertible Preferred Stock then outstanding at a price equal to one hundred and one percent (101%) of the Liquidation Preference Amount, plus any accrued and unpaid dividends. A holder of then outstanding Series A Convertible Preferred Stock may also, upon the satisfaction of the foregoing conditions and at the option of such holder, request the Company to redeem all or any of its shares of Series A Convertible Preferred Stock at the same price.

In connection with the Private Placement Transactions, we issued 403,418 Units, each of which consists of one share of Series A Convertible Preferred Stock and one Investor Warrant to purchase 2.5 shares of the Company's Common Stock.

DISSENTER'S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to the actions described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 29, 2009, by:

  each security holder known by the Company to be the beneficial owner of more than 5% of the Common Stock;

  each of the Company's officers and directors; and

  all of the Company's officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Nutrifruit Group Limited, 5th Floor, Chuangye Building, Chuangye Plaza, Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone, Daqing, Heilongjiang, China 163316.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors
Changjun Yu	Chairman	Common stock $0.001 par value	0	*
Jinglin Shi	President and CEO	Common stock $0.001 par value	0	*
Colman Cheng	CFO and Secretary	Common stock $0.001 par value	0	*
Manjiang Yu	Vice President of Sales	Common stock $0.001 par value	0	*
All officers and directors as a group (4 persons named above)		Common stock $0.001 par value	0	*
5% Securities Holders
Halter Financial Investments, L.P. 12890 Hilltop Road Argyle, TX 76226		Common stock $0.001 par value	2,513,758	6.96%
Yiu Fai Kung (3)		Common stock $0.001 par value	5,599,598 (3)	15.50%
Honouryear Limited (4)		Common stock $0.001 par value	15,517,217	42.95%
Bestsucceed Limited (5)		Common stock $0.001 par value	9,050,063	25.05%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

A total of 36,125,754 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d- 3(d)(1) as of September 29, 2009. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Pursuant to the make good escrow agreements with HFG International, Limited ("HFG") and certain investors, Mr. Kung pledged 2,513,758 and 3,085,840 shares of our Common Stock owned by him along with blank stock powers, to be held in escrow for the benefit of HFG and investors, respectively. Those escrowed shares will be subject to disbursement to Mr. Kung or to the investors/HFG based on the Company's financial performance in fiscal years 2009 and 2010.

(4)	Yiu Fai Kung is the director and sole owner of Honouryear Limited and is deemed to have sole voting and dispositive powers with respect to the securities held by Honouryear Limited.

(5)	Kwan Mo Ng is the director and sole owner of Bestsucceed Limited and is deemed to have sole voting and dispositive powers with respect to the securities held by Bestsucceed Limited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Special Note Regarding Forward-Looking Statements

This information statement, including the following "Management's Discussion and Analysis of Financial Condition and Results of Operations," contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements include, among others, those concerning the Company's expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended March 31, 2009, and other risks and uncertainties mentioned in the Company's other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For purpose of this information statement, "We," "the Company," "us," "our company," "our," and "China Nutrifruit" refer to the combined business of China Nutrifruit Group Limited and its consolidated subsidiaries.

Overview

We are a holding company and conduct all our operations through our indirect, wholly owned subsidiary Daqing Longheda Food Company Limited ("Longheda"), which is a leading producer of premium specialty fruit based products in China. We develop, process, market and distribute a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berries, crab apple, blueberries and raspberries. Our products include fruit concentrate, nectar, glazed fruits, and fruit beverages as well as fresh fruits. We sell our products through an extensive nationwide sales and distribution network covering 19 provinces and 42 cities throughout China. As of September 30, 2009, our sales and distribution network was comprised of 70 distributors. Our processed fruit products are mainly sold to food and beverage producers for further processing into fruit juice and other fruit related products. Our fresh fruits are mainly sold to supermarkets. Our manufacturing facility is located in Daqing City and Mu Dan Jiang City, Heilongjiang Province, China where abundant supply of various premium specialty fruits is readily available. We have four fruit processing lines with an aggregate capacity of 15,960 tons and one beverage production lines with a 10,800 ton capacity.

Taxation

United States

China Nutrifruit Group Limited is subject to United States income tax at a tax rate of 35%. No provision for income taxes in the United States has been made as China Nutrifruit had no income taxable in the United States during the three months ended September 30, 2009.

PRC

A company registered in China used to be subject to national and local income taxes within China at the applicable tax rate on the taxable income as reported in its PRC statutory financial statements in accordance with relevant income tax laws. Under the Provisional Regulation of the People's Republic of China on Enterprise Income Tax effective as from January 1, 1994, income tax was generally payable by enterprises at a rate of 33% of their taxable income.

In 2007, China passed the new Enterprise Income Tax Law (the "New EIT Law") and its implementing rules, both of which became effective on January 1, 2008. The New EIT Law significantly curtails tax incentives granted to foreign-invested enterprises under the previous law. The New EIT Law, however, (i) reduces the statutory rate of enterprise income tax from 33% to 25%, (ii) permits companies to continue to enjoy their existing tax incentives, adjusted by certain transitional phase-out rules, and (iii) introduces new tax incentives, subject to various qualification criteria. Longheda has been subject to a tax rate of 25% since 2008. We expect that the tax rate of 25% currently applicable to Longheda will remain unchanged in 2009.

Substantially all of our income may be derived from dividends received from our PRC operating subsidiary Longheda. The New EIT Law and its implementing rules generally, for PRC enterprise income tax purposes, provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises whose jurisdiction of incorporation has signed a tax treaty with China. Since China and the U.S. have signed a tax treaty to avoid double taxation, we expect that such 10% withholding tax will apply to dividends paid to us by our PRC subsidiary but this treatment will depend on our status as a non-resident enterprise.

Results of Operations

Comparison of Six Months Ended September 30, 2009 and September 30, 2008

The following table sets forth key components of our results of operations for the periods indicated, in dollars and as a percentage of sales revenue.

(All amounts, other than percentages and per share number, in thousands of U.S. dollars)

	For the six months ended		For the six months ended
	September 30, 2009		September 30, 2008
		As a		As a
	In	Percentage of	In	Percentage of
(Unaudited)	Thousands	Net Sales	Thousands	Net Sales
Net Sales	$28,684	100.0%	$22,271	100.0%
Costs of Sales	15,054	52.5%	11,271	50.6%
Gross profit	13,630	47.5%	11,000	49.4%
Selling expenses	1,498	5.2%	1,088	4.9%
General and administrative expenses	1,515	5.3%	826	3.7%
Interest expenses	-	-	189	0.9%
Income before noncontrolling interests and income taxes	10,656	37.1%	8,916	40.0%
Provision for Income taxes	2,770	9.7%	1,518	6.8%
Noncontrolling interests	-	-	209	0.9%
Net income	7,886	27.5%	7,189	32.3%
Earnings per share:
Basic	$0.2183		$0.6488
Diluted	$0.2180		$0.6488

The functional currency of the Company is RMB, however, our financial information is expressed in USD. The results of operations reported in the table above is based on the exchange rate of RMB 6.8405 to $1 for the six months ended September 30, 2009 and the rate of RMB 6.9365 to $1 for the six months ended September 30, 2008.

Net Sales. Net sales increased $6.4 million, or 28.8% to $28.7 million for the six months ended September 30, 2009 from $22.3 million for the six months ended September 30, 2008. The increase was mainly attributable to the increased sales volume of our products. Market demand for our products was strong in the six months ended September 30, 2009, due, in part, to the Chinese government's economic stimulus program which stimulated domestic consumer spending and demand for our products. We also benefit from the continuing growth in a health conscious urban population and per capita disposable income in China which helped to drive demand for natural healthy beverages and fruit products like ours. Sales of concentrate pulp products grew significantly from $0.7 million during the six months ended September 30, 2008 to $4.5 million during the six months ended September 30, 2009. In order to meet the anticipated market demand for concentrate pulp products, the Company plans to add a concentrate pulp production line to increase our production capacity.

The following table sets forth percentage of net sales generated by each product for the six months ended September 30, 2009 and 2008:

(All amounts, other than percentages, in thousands of U.S. dollars)

	Six Months Ended		Six Months Ended
	September 30, 2009		September 30, 2008
		As a		As a
	In	Percentage of	In	Percentage of
Products	Thousands	Net Sales	Thousands	Net Sales
Fresh fruit	$1,675	5.8%	$1,996	9.0%
Glazed fruit	4,846	16.9%	3,980	17.9%
Nectar	3,946	13.8%	3,882	17.4%
Concentrate juice	11,674	40.7%	9,718	43.6%
Concentrate pulp	4,494	15.7%	661	3.0%
Beverage	2,049	7.1%	2,034	9.1%
Total	$28,684	100%	$22,271	100%

Cost of Sales. Cost of sales increased $3.8 million, or 33.6%, to $15.1 million for the six months ended September 30, 2009 from $11.3 million for the six months ended September 30, 2008. This increase was primarily due to, and consistent with, the increase in our sales volume. In the six months period ended September 30, 2009, we also sold a higher percentage of pulp concentrate products which generally have a higher per unit cost as compared to glazed fruit and nectar products.

Gross Profit. Gross profit increased by $2.6 million to $13.6 million for the six months ended September 30, 2009 from $11.0 million for the six months ended September 30, 2008. Gross profit as a percentage of net sales was 47.5% for the six months ended September 30, 2009 as compared to 49.4% for the same period last year. The modest decrease in gross margin was mainly because in the six months period ended September 30, 2009, we sold a higher percentage of pulp concentrate products which had a relatively lower margin as compared to glazed fruit and nectar products. The gross margin for fruit concentrate, glazed fruit, nectar and pulp concentrate products for the six months period ended September 30, 2009 were 42.7%, 63.7%, 67.8% and 36.1%, as compared to 40.2%, 65.2%, 70.3% and 39.3% for the same period last year, respectively. The increase in gross margin for fruit concentrate products was mainly attributable to the increase in average sales price of raspberry concentrate which increased approximately 87% as compared to the six months period ended September 30, 2008. Gross margin for pulp concentrate products decreased in the three months ended September 30, 2009, mainly because sales price for apple concentrate pulp in the international market decreased significantly in this quarter as compared to the same period last year due to general economic slowdown and uncertainty. However, price of apple in international market was stable, even increased moderately.

Selling and General and Administrative Expenses. Selling and general and administrative expenses increased $1.1 million, or 57.4%, to $3.0 million for the six months ended September 30, 2009 from $1.9 million for the six months ended September 30, 2008.

Selling expenses increased $0.4 million or 37.7%, to $1.5 million for the six months ended September 30, 2009 from $1.1 million for same period last year. As a percentage of net sales, it increased 0.3% from 4.9% for six months ended September 30, 2008 to 5.2% for the six months ended September 30, 2009. We believe the increase in selling expenses were generally in line with the increase in sales volume.

General and administrative expenses increased $0.7 million or 83.5%, to $1.5 million for the six months ended September 30, 2009 from $0.8 million for the six months ended September 30, 2008. As a percentage of net sales, general and administrative expenses for the six months ended September 30, 2009 increased by 1.6% to 5.3%, as compared to 3.7% for same period last year. This percentage increase was primarily attributable to higher professional fees and other expenses incurred by the company due to its U.S. public company status.

Interest Expenses. We did not have any interest expenses for the six months ended September 30, 2009 because we repaid all outstanding bank loans on March 26, 2009.

Income before Noncontrolling Interests and Income Taxes. Income before noncontrolling interests and income taxes increased $1.7 million, or 19.5%, to $10.7 million for the six months ended September 30, 2009 from $9.0 million for the six months ended September 30, 2008. Income before noncontrolling interests and income taxes as a percentage of net sales decreased from 40.0% for the six months ended September 30, 2008 to 37.1% for the six months ended September 30, 2009. The percentage decrease was primarily attributed to the decrease in gross margin and increase in general and administrative expenses as discuss above.

Provision for Income Taxes. Our provision for income taxes was $2.8 million and $1.5 million during the six months ended September 30, 2009 and 2008, respectively. The increase was mainly due to increase in net income before income tax. As a percentage of net sales, it increased from 6.8% for the six months ended September 2008 to 9.7% for the six months ended September 30, 2009. The increase was mainly due to the deferred tax of $0.7 million arising from the temporary difference recognized from the 25% of equity interest of Longheda acquired by Solar Sun in May 2008.

Net Income. Our net income increased $0.7 million or 9.7%, to $7.9 million for the six months ended September 30, 2009 from $7.1 million for the six months ended September 30, 2008, mainly as a result of the increase in sales revenue as discuss above.

Fiscal Year Ended March 31, 2009 Compared to Fiscal Year Ended March 31, 2008

For presentation purposes, we have consolidated 75% of Longheda's results into our condensed consolidated financial statements from April 1, 2007 to May 20, 2008 and 100% of Longheda's results into our condensed consolidated financial statements from May 21, 2008 to March 31, 2009 and have prepared unaudited consolidated pro forma financial statements and cash flow for the fiscal year ended March 31, 2008. The unaudited pro forma consolidated financial statements give effect to the acquisition of 100% equity interest of Fezdale Investments Limited ("Fezdale") as a reverse acquisition in the form of a recapitalization and the acquisition of 100% equity interest of Longheda. The unaudited pro forma consolidated financial statements present the results of operations of China Nutrifruit and Longheda as they would have appeared if the recapitalization and acquisition occurred consummated on April 1, 2007.

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our net sales.

(All amounts, other than percentage, in thousands of US dollars)

	For the fiscal year ended		For the fiscal year ended
	March 31, 2009		March 31, 2008
	(Audited)		(Unaudited Pro Forma)
		As a		As a
	In	Percentage	In	Percentage
	Thousands	of Net Sales	Thousands	of Net Sales
Net Sales	$56,419	100.0%	$34,510	100.0%
Costs of Sales	31,778	56.3%	18,168	52.7%
Gross profit	24,641	43.7%	16,342	47.3%
Selling, general and administrative expenses (including non-cash stock compensation expenses of $9,519,316.6 in 2009)	15,339	27.2%	3,227	9.4%
Operating income	9,302	16.5%	13,115	38.0%
Other income	32	0.1%	31	0.1%
Interest expenses	480	0.9%	403	1.2%
Income before minority interests and income taxes	8,854	15.7%	12,743	36.9%
Income taxes	4,128	7.3%	1,160	3.4%
Minority interest	209	0.4%	--	--
Net income	4,517	8.0%	11,583	33.6%
Earnings per share
- Basic	0.1351		0.1163
- Diluted	0.1350		0.1163

The functional currency of the Company is RMB, however, our financial information is expressed in USD. The results of operations reported in the table above is based on the exchange rate of RMB6.88 to $1 for the fiscal year ended March 31, 2009 and the rate of RMB7.47 to $1 for the fiscal year ended March 31, 2008.

Net Sales. Our net sales consist of revenue derived from the sale of our fruit and fruit based products. Net sales increased $21.9 million, or 63.5% to $56.4 million in fiscal year 2009 from $34.5 million in fiscal year 2008. This increase was mainly due to the significant increase of sales of our fruit concentrate products. Our sales of fruit concentrate products reached approximately $28.9 million in fiscal year 2009, a $12.7 million, or 78.8% increase from $16.2 million in fiscal year 2008. Our new concentrate juice production line started production in August 2008 and our high quality fruit concentrate products experienced strong demand by our customers in the fiscal year 2009. We also benefited from growth in the fruit processing product market in China, increased health awareness and disposable income and our increased brand recognition and customer base. We maintained 70 distributors as of March 31, 2009 after reassign our distributor network and eliminating our weaker distributors.

Cost of Sales. Our cost of sales is primarily comprised of the costs of our raw materials, labor, overhead and sales tax. Our cost of sales increased $13.6 million, or 74.9%, to $31.8 million in fiscal year 2009 from $18.2 million in fiscal year 2008. This increase was mainly due to the increase of our sales revenue. As a percentage of net sales, the cost of sales increased to 56.3% in fiscal year 2009 from 52.7% in fiscal year 2008. The percentage increase was mainly due to the increased sales of our fruit concentrate products and start up costs for our new fruit concentrate production line start operation in 2008.

Gross Profit and Gross Margin. Our gross profit increased $8.3 million to $24.6 million in fiscal year 2009 from $16.3 million in fiscal year 2008. Gross profit as a percentage of net revenues was 43.7% and 47.3% for fiscal years 2009 and 2008, respectively. The decrease in the gross margin was primarily driven by the increased sales of fruit concentrate products with the new fruit concentrate production line which started operation in fiscal year 2009. The average gross margin for our fruit concentrate products were 36.0% for fiscal year 2009 as compared to 40.3% for fiscal year 2008. As our new fruit concentrate production line in our new factory becomes operative in August 2009, the utilization rate for such production was well below our other fruit processing production lines. Thus, the unit cost for this production line was higher than the production costs of our existing fruit concentrate production line in Daqing. We believe that when this new fruit concentrate production line commence its operation at the beginning of the next production season, we expect the whole year utilization rate will increase with the cost per unit will decrease. There were not significant change in gross margin for our nectar and glazed fruit. In fiscal year 2008 and 2009, the average gross margin of our nectar and glazed fruits products were approximately 70.6% and 65.0% and 69.0% and 64.9%, respectively.

Selling and General and Administrative Expenses. Our selling and general and administrative expenses increased $12.1 million, or 375.3%, to $15.3 million in fiscal year 2009 from $3.2 million in fiscal year 2008. Included in these expenses in 2008 is a non-cash stock compensation charge of $9,519,316.6, as discussed below. Our selling expenses increased $852,805, or 41.1%, to $2.9 million in fiscal year 2009 from $2.1 million in fiscal year 2008. We believe the increase of our selling expenses is generally in line with the increase of our net sales. As a percentage of net sales, our selling expenses slightly decreased to 5.2% in fiscal year 2009 from 6.0% in fiscal year 2008. This percentage decrease was primarily a result of our tight control over the expenses and the end of royalty payment for "The World of Legend" during the year.

Our general and administrative expenses increased $11.4 million, or 1,051.2%, to $12.5 million in fiscal year 2009 from $1.1 million in fiscal year 2008. As a percentage of net sales, general and administrative expenses increased to 22.0% in fiscal year 2009, as compared to 3.3% in fiscal year 2008. This percentage increase was primarily attributable to the increase of listing compliance and related expenses after the reverse acquisition transaction in August 2008 and increase in depreciation expenses.

As described in Note 15 to the Company's March 31, 2009 consolidated financial statements, in connection with the Company's private placement on August 14, 2008, the Company entered into two make good escrow agreements, under which 5,599,598 shares of the Company's common stock held by Yiu Fai Kung, the Company's major shareholder, were placed in escrow. For each of the calendar years 2009 and 2010, 2,799,799 shares will be released to the investors or Halter or returned to the shareholder, depending on the fulfillment of specified earnings targets. The specified earnings target for fiscal year 2009 was net income of $13,919,707 and for fiscal year 2010 the target is net income of $18,495,315. In the event that shares are required to be released from escrow to the Investors or Halter, such shares will be recorded as a contribution to capital and a simultaneous issuance of common shares to the Investors. The return to Mr. Kung of any of the shares placed in escrow by him is considered to be a separate compensatory arrangement because Mr. Kung is a director of the Company's subsidiary Fezdale. Accordingly, if any of the required earnings targets are met and shares are returned to Mr. Kung, the Company will recognize a non-cash compensation cost at that time equal to the then fair value of the shares returned. For 2009, the earnings target of net income of $13,919,707 (before any charges related to the release of any shares from escrow) was met and accordingly, the Company recorded a non-cash charge to compensation cost of $9,519,316.6 in the fourth quarter of 2009 related to the release from escrow to Mr. Kung of 2,799,799 shares.

Interest Expenses. Our interest expenses increased $77,349 to $480,201 in fiscal year 2009 from $402,852 in fiscal year 2008. As a percentage of net sales, our interest expenses and other financial costs decreased to 0.9% in fiscal year 2009 from 1.2% in fiscal year 2008. This increase in interest expenses in fiscal year 2009 was primarily attributable to the increase in outstanding balances of bank loans for working capital as compared to fiscal year 2008.

Income before Minority Interest and Income Taxes. Income before income taxes decreased $3.9 million, or 30.5%, to $8.9 million in 2009 from $12.7 million in 2008. The $3.9 million decrease is related entirely to a $9.5 million non-cash compensation expense incurred as a result of the release of shares pledged as part of our August 2008 financing. More specifically, when the Company achieved earnings targets established in the make good provision in the financing transaction documents and 2,799,799 shares were released to Mr. Kung who placed these shares in escrow, we had to recognize a compensation expense under US GAAP equal to the fair market value of the returned shares which was $9.5 million. Excluding the $9.5 million non-cash charge, income before minority interest and income taxes increased $5.6 million, or 44.2%, to $18.4 million in fiscal year 2009 from $12.7 million in fiscal year 2008. As a percentage of net sales, the income before minority interest and income tax decreased from 36.9% in fiscal year 2008 to 15.7% in fiscal year 2009. The decrease was primarily attributable to the decrease in gross margin of our fruit concentrate products and increase of general and administrative expenses as stated above.

Minority Interests. Our financial statements reflect an adjustment to our consolidated group net income equal to $209,308 for the fiscal year ended March 31, 2009, reflecting the fact that we had only 75% ownership in Longheda from April 1, 2008 to May 20, 2008.

Provision for Income Taxes. We incurred income tax expenses of $4.1 million in fiscal year 2009, an increase of 255.9% against $1.2 million in fiscal year 2008. The increase was primarily attributable to the 50% tax reduction the Company enjoyed in fiscal year 2009 and the increase of sales revenue and profits.

Net Income. Net income decreased $7.5 million, or 64.3%, to $4.1 million in 2009 from $11.6 million in 2008 due to the noncash compensation charge of $9.5 million incurred in 2009, which is not deductible for tax purposes. Excluding the non-cash compensation charge related to the make good provision of $9.5 million, our net income increased $2.4 million, or 21.2%, to $14.0 million in fiscal year 2009 from $11.6 million in fiscal year 2008, which is the result from our increase in sales from our concentrate juice products during the year. Although the fruit concentrate products have a lower gross profit margin in comparison with other products, the demand for fruit concentrate grew significantly from fiscal year 2008 to fiscal year 2009. We also experienced strong demand for our glazed fruits products in fiscal year 2008 and 2009.

Liquidity and Capital Resources

As of September 30, 2009, we had cash and cash equivalents of $4.6 million. The following table sets forth a summary of our cash flows for the periods indicated:

Statement of Cash Flow
(All amounts in thousands of U.S. dollars)

(Unaudited)	Six Months Ended September 30,
	2009	2008
Net cash (used in) operating activities	$(162)	$(2,685)
Net cash provided by/(used in) investing activities	-	(14,455)
Net cash provided by financing activities	10,874	7,948
Effect of exchange rate on cash and cash equivalents	(16)	(474)
Cash and cash equivalents at beginning of the period	4,769	7,105
Cash and cash equivalents at end of period	15,465	4,787

	Fiscal Year Ended March 31,
		2008
	2009	(Unaudited
	(Audited)	Pro forma)
Net cash provided by operating activities	$6,301	$17,135
Net cash (used in) investing activities	(19,956)	(6,614)
Net cash provided by/(used in) financing activities	11,748	(7,990)
Effect of foreign currency translation on cash and cash equivalents	(429)	570
Cash and cash equivalents at beginning of the period	7,105	4,004
Cash and cash equivalents at end of period	4,769	7,105

Cash Flows from Operating Activities

Net cash used in operating activities was $162,199 for the six months ended September 30, 2009, a decrease of $2.5 million from $2.7 million for the six months ended September 30, 2008. Net cash used in operating activities for the six months ended September 30, 2009 was attributable to $8.4 million used to increase our inventory during our production season and a $1.4 million increase in trade receivables due to increase in sales.

Net cash provided by operating activities was $6.3 million in fiscal year 2009, a decrease of $10.8 million, or 63.2% from $17.1 million net cash provided by operating activities in fiscal year 2008. Such decrease of net cash provided by operating activities was primarily attributable to an approximately $9.4 million increase in accounts receivable. The sales trend for the Company was different when compared with prior years as our distributors decreased their demand in our fiscal third quarter due to the effects of the global economic crisis in late 2008. However, demand revived in the fourth quarter. As a result, we have a significant increase in accounts receivable as at March 31, 2009 in compare with March 31, 2008. All of the accounts receivable outstanding as at March 31, 2009 were collected subsequently.

Cash Flows from Investing Activities

We had no investing activities for the six months ended September 30, 2009. Our cash used in investing activities for six months ended September 30, 2008 primarily related to our acquisition of the 25% of minority interest in Longheda for $1.4 million and the purchase of property, plant and equipment for the new concentrated fruit juice production line in Mu Dan Jiang for $13 million.

Net cash used in investing activities in fiscal year 2009 was $20.0 million, as compared to $6.6 million in fiscal year 2008. Such increase was primarily attributable to the $13.1 million construction and purchase of a new fruit concentrate production line and the new factory in Mu Dan Jiang and 6.8 million in acquisition of the PRC subsidiary.

Cash Flows from Financing Activities

For the six months ended September 30, 2008, the $7.9 million cash provided by financing activities was mainly attributable to the receipt of $3.6 million in net proceeds from the issuance of stock in a private placement and a $7.3 million draw down of new bank loans.

Net cash provided by financing activities totaled $11.8 million in fiscal year 2009 in compare with $8.0 million used in financing activities in fiscal year 2008. The net cash provided by financing activities in fiscal year 2009 was primarily result of proceeds from private placement of $7.3 million, loans from shareholders of $7.4 million, proceeds from bank borrowing of $7.3 million minus the repayment of bank borrowing of $10.2 million.

On October 10, 2008, we completed a private placement of our common shares to certain investors for approximately $8.6 million in gross proceeds, resulting in approximately $6.8 million in net proceeds after payment of approximately $0.5million restructuring expenses and $1.3 million in offering expenses.

During fiscal year 2009, we have drawdown 2 bank loans. $2.9 million and $4.4 million on August 13 and August 18 2008 respectively. We repaid $2.9 million, $2.9 million and $4.4 million on August 16, 2008, February 10, 2009 and March 26, 2009 respectively.

On September 30, 2009, we effected the initial closing of a private placement transaction and issued 359,502 units at a purchase price of $33.00 per unit for gross proceeds of $11,860,000. Each unit consists of one share of the Company's newly-designated Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase 2.5 shares of the Company's common stock. The warrants are immediately exercisable at a per share price of $3.30 (subject to customary adjustments) and have a term of four years. The total net proceeds from the initial closing were approximately $10.9 million.

As of September 30, 2009, we did not have any outstanding bank loans. We believe that our currently available working capital, after receiving the aggregate proceeds of our capital raising activities referred to above, should be adequate to sustain our operations at our current levels through at least the next twelve months. We may require additional cash resources due to changed business conditions, implementation of our strategy to expand our production capacity or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies

Critical accounting policies are those we believe are most important to portraying our financial conditions and results of operations and also require the greatest amount of subjective or complex judgments by management. Judgments and uncertainties regarding the application of these policies may result in materially different amounts being reported under various conditions or using different assumptions. There have been no material changes to the critical accounting policies previously disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the "FASB") issued the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with Generally Accepted Accounting Principles ("GAAP"). Rules and interpretative releases of the Securities and Exchange Commission are also sources of authoritative GAAP for SEC registrants. As a result of the Codification, all changes to GAAP originating from the FASB will now be issued in Accounting Standards Updates. These changes and the Codification do not change GAAP. The Company adopted the changes resulting from the Codification, effective September 30, 2009. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company's results of operations, financial position or notes to the condensed consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update ("ASU") 2009-05, "Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value." ASU 2009-05 provides clarification in measuring the fair value of a liability. ASU 2009-05 is effective beginning October 1, 2009. The Company currently does not expect ASU 2009-05 to have a significant impact on its financial statements.

In September 2009, the FASB issued ASU No. 2009-12, "Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)" which amends FASB ASC Topic Fair Value Measurements and Disclosures. ASU 2009-12 provides additional guidance on estimating the fair value of certain alternative investments, such as hedge funds, private equity investments and venture capital funds. The updated guidance allows the fair value of such investments to be determined using the net asset value ("NAV") as a practical expedient, unless it is probable the investment will be sold at a value other than the NAV. In addition, the guidance requires disclosures by major category of investment regarding the attributes of the investments within the scope of the guidance, regardless of whether the fair value of the investment is measured using the NAV or other fair value technique. ASU 2009-12 shall be effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. If an entity elects to early adopt the measurement amendments in this update, the entity is permitted to defer the adoption of the disclosure provisions until periods ending after December 15, 2009. The Company is currently evaluating the potential impacts of adoption of ASU 2009-12 on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

The harvest season for our source fruits are generally from mid July to mid November every year. As fruits collected cannot be stored at room temperature for a long time, they must be processed as soon as they are harvested. Our fruit processing production is generally from mid July to mid November every year. Our fruit beverage production lasts throughout the year since the raw materials we use are not subject to seasonal effect.

Due to the nature of our business, we will generally experience higher sales in the second and third fiscal quarters mainly due to distributors' (i) efforts to obtain adequate supply of our fruit processing products before the supply diminishes after production ceases in November; and (ii) anticipation of higher demand for fruit processed products as a result of festive seasons at the end of the year and beginning of the following year such as Christmas and the Chinese spring festival.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable.

SUPPLEMENTARY FINANCIAL INFORMATION

Not Applicable.

CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Prior to our reverse acquisition transaction with Fezdale in August 2008, our independent registered public accounting firm was Pritchett, Siler & Hardy, P.C., while Fezdale's independent registered public accounting firm was HLB Hodgson Impey Cheng. On August 14, 2008, concurrent with the reverse acquisition of Fezdale, our board of directors approved the dismissal of Pritchett, Siler & Hardy, P.C., as our independent auditor, effective immediately. Concurrent with the decision to dismiss Pritchett, Siler & Hardy, P.C. as our independent auditor, our board of directors elected to continue the existing relationship of Fezdale with HLB Hodgson Impey Cheng and appointed HLB Hodgson Impey Cheng as our independent auditor.

Pritchett, Siler & Hardy, P.C.'s reports on the Company's (formerly "Fashion Tech International, Inc") financial statements as of and for the fiscal years ended March 31, 2008 and 2007, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal years ended March 31, 2008 and 2007 contained a going concern qualification as to the Company's ability to continue as a going concern.

In connection with the audits of the fiscal years ended March 31, 2008 and 2007, there were (1) no disagreements with Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pritchett, Siler & Hardy, P.C., would have caused Pritchett, Siler & Hardy, P.C. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2008 and 2007 and through the date hereof, neither us nor anyone acting on our behalf consulted HLB Hodgson Impey Cheng with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that HLB Hodgson Impey Cheng concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We provided Pritchett, Siler & Hardy, P.C. with a copy of this disclosure on August 14, 2008, providing Pritchett, Siler & Hardy, P.C. with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Pritchett, Siler & Hardy, P.C. dated August 14, 2008 was filed as Exhibit 16.1 to the current report on Form 8-K filed with the SEC on August 14, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

FINANCIAL STATEMENTS

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009 AND
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Stated in US Dollars)

	September 30,	March 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$4,590,725	$4,768,542
Proceeds from private placement held in escrow account	10,874,169	-
Trade receivables, net of allowance	12,827,089	11,423,996
Inventories, net	12,149,512	3,692,892
Other current assets	245,046	481,679
Total current assets	40,686,541	20,367,109
Property and equipment, net	15,894,325	16,614,930
Deferred tax assets	1,297,189	1,406,814
Land use rights, net	186,882	189,303
TOTAL ASSETS	$58,064,937	$38,578,156

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Other payables and accrued expenses	$1,751,250	$2,675,983
Trade payables	1,165,599	260,322
Income taxes payable	2,135,700	1,416,835
Total current liabilities	5,052,549	4,353,140
Non-current liabilities:
Amounts due to shareholders	-	7,407,748
TOTAL LIABILITIES	5,052,549	11,760,888

Noncontrolling interests	-	-

Commitments and Contingencies
Shareholders' equity
Preferred stock
Authorized: 5,000,000 shares, par value $0.001 Issued and outstanding: 359,502 shares as at September 30, 2009; (nil as at March 31, 2009)	360	-
Common stock
Authorized: 120,000,000 shares, par value $0.001 Issued and outstanding: 36,125,754 shares as at September 30, 2009; (36,125,754 shares as at March 31, 2009)	36,126	36,126
Additional paid-in-capital	35,035,775	16,746,971
Statutory reserves - restricted	2,873,880	2,873,880
Accumulated other comprehensive income	445,483	425,675
Retained earnings	14,620,764	6,734,616
TOTAL SHAREHOLDERS' EQUITY	53,012,388	26,817,268
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$58,064,937	$38,578,156

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Stated in US Dollars)

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$19,324,868	$16,495,353	$28,683,933	$22,270,612
Cost of sales	(9,641,849)	(8,697,099)	(15,053,882)	(11,270,854)
Gross profit	9,683,019	7,798,254	13,630,051	10,999,758
Selling expenses	(677,760)	(656,299)	(1,498,140)	(1,088,036)
General and administrative expenses	(501,365)	(304,702)	(1,515,070)	(825,744)
Operating earnings	8,503,894	6,837,253	10,616,841	9,085,978
Other income (expenses)
Interest expense	-	(128,089)	-	(189,079)
Other income	31,623	6,009	39,367	19,447
Total other income (expenses)	31,623	(122,080)	39,367	(169,632)
Earnings before noncontrolling interests and income taxes	8,535,517	6,715,173	10,656,208	8,916,346
Provision for income taxes	(2,184,779)	(1,703,066)	(2,770,060)	(1,517,977)
Earnings before noncontrolling interests	6,350,738	5,012,107	7,886,148	7,398,369
Noncontrolling interests	-	-	-	(209,308)
Net earnings	6,350,738	5,012,107	7,886,148	7,189,061
Other comprehensive income
Foreign currency translation	17,500	(681,907)	19,808	(367,488)
Comprehensive income	$6,368,238	$4,330,200	$7,905,956	$6,821,573

Earnings per share
Basic	$0.1758	$0.2599	$0.2183	$0.6488

Diluted	$0.1753	$0.2599	$0.2179	$0.6488

Weighted average number of common stock outstanding
Basic	36,125,754	19,287,708	36,125,754	11,080,372

Diluted	36,226,175	19,287,708	36,187,189	11,080,372

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in US Dollars)

	Six months ended
	September 30,
	2009	2008
Operating activities:
Net earnings	$7,886,148	$7,189,061
Adjustments to reconcile net earnings to net cash used in operating activities
Noncontrolling interests	-	209,308
Depreciation and amortization	748,912	404,604
Benefit for deferred income taxes	109,625	(666,978)
Loss on disposal of property and equipment	-	287
Changes in operating assets and liabilities:
Trade receivables	(1,389,136)	(7,065,054)
Inventories	(8,448,704)	(10,451,177)
Prepayments	-	(1,749,140)
Other current assets	236,678	3,948
Trade payables	904,587	5,367,497
Income taxes payable	716,902	893,793
Advances from customers	-	4,166,599
Consideration payables	-	(5,343,723)
Amount due to a director	-	2,883,294
Amount due to an affiliate	-	(61,369)
Other payables and accrued expenses	(927,211)	1,534,100
Net cash used in operating activities	(162,199)	(2,684,950)

Investing activities:
Cash outflow from acquisition of subsidiaries	-	(1,441,647)
Purchases of property and equipment	-	(13,017,397)
Proceeds from disposal of property and equipment	-	3,892
Net cash used in investing activities	-	(14,455,152)

Financing activities:
Proceeds from borrowings	-	7,208,236
Repayment of borrowings	-	(2,883,294)
Amounts due to shareholders	-	7,348,686
Proceeds from issue of common stock	-	4,706,467
Proceeds from private placement	11,860,000	-
Cost of raising capital	(985,831)	(1,083,622)
Net cash provided by financing activities	10,874,169	15,296,473

Increase/(decrease) in cash and cash equivalents	10,711,970	(1,843,629)

Effect of exchange rate on cash and cash equivalents	(15,618)	(474,162)

Cash and cash equivalents at beginning of the period	4,768,542	7,104,849

Cash and cash equivalents and proceeds from private placement held in escrow account at end of the period	$15,464,894	$4,787,058
Analysis of balances:
Proceeds from private placement held in escrow account	$10,874,169	$-
Cash and cash equivalents	4,590,725	4,787,058
	$15,464,894	$4,787,058

Supplemental disclosure of cash flows information:
Cash paid for:
Interest	$-	$159,789
Income taxes	$1,943,534	$1,265,735

Supplemental disclosure of non-cash information:
Issuance of warrants	$327,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
(Stated in US Dollars)

	Preferred stock		Common stock
						Accumulated
					Additional	other	Statutory
					paid-in	comprehensive	reserves –	Retained	Noncontrolling
	Shares	Amount	Shares	Amount	capital	income	restricted	earnings	interests	Total
Balance at March 31, 2009	-	$-	36,125,754	$36,126	$16,746,971	$425,675	$2,873,880	$6,734,616	$-	$26,817,268
Capital contribution	-	-	-	-	7,414,995	-	-	-	-	7,414,995
Preferred stocks issued in private placement	359,052	360	-	-	10,670,036	-	-	-	-	10,670,396
Warrants issued in private placement	-	-	-	-	1,189,604	-	-	-	-	1,189,604
Cost of raising capital	-	-	-	-	(985,831)	-	-	-	-	(985,831)
Comprehensive income
Net earnings	-	-	-	-	-	-	-	7,886,148	-	7,886,148
Translation adjustments	-	-	-	-	-	19,808	-	-	-	19,808
Balance at September 30, 2009	359,052	$360	36,125,754	$36,126	$35,035,775	$445,483	$2,873,880	$14,620,764	$-	$53,012,388

The accompanying notes are an integral part of these condensed consolidated financial statements.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Nature of Business

China Nutrifruit Group Limited (the "Company") was originally incorporated in the state of Utah on April 22, 1983 and changed its domicile from Utah to Nevada in April 1999. The Company was not engaged in any business activities and had no meaningful operations, income producing assets or significant operating capital since at least 1989 until it acquired Fezdale Investments Limited ("Fezdale") on August 14, 2008.

On August 14, 2008, the Company acquired all of the equity interests of Fezdale, a British Virgin Islands corporation, through a share exchange transaction (the "Share Exchange Transaction"), with the result that the shareholders of Fezdale became the beneficial owners of approximately 86.59% of the Company's common stock. As a result of such Share Exchange Transaction, Fezdale became a wholly-owned subsidiary of the Company and the former shareholders of Fezdale became the Company's controlling shareholders. Accordingly, all references to shares of Fezdale's ordinary shares have been restated to reflect the equivalent numbers of the common stock of China Nutrifruit Group Limited.

The share exchange resulted in Fezdale's former shareholder obtaining a majority voting interest in the Company. Accounting principles generally accepted in the United States of America ("US GAAP") require that a company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, in the Share Exchange Transaction, Fezdale is treated as the accounting acquirer and China Nutrifruit Group Limited is treated as the acquired party for accounting purpose. Accordingly, the Share Exchange Transaction has been accounted for a recapitalization of the Company. The equity section of the accompanying financial statements have been restated to reflect the recapitalization of the Company due to the Share Exchange Transaction as of the first day of the first period presented. The assets and liabilities acquired that, for accounting purposes, were deemed to have been acquired by Fezdale were not significant.

Also, on August 14, 2008, our majority shareholder, Yiu Fai Kung ("Mr. Kung"), entered into escrow agreements with the private placement investors and HFG International, Limited ("HFG"). Mr. Kung will deliver a certain number of shares of our common stock owned by him to the investors and HFG pro-rata in accordance with their respective investment amount for no additional consideration if:

(i)	Our after tax net income for our fiscal year ending on March 31, 2009 is less than $13,919,707 and fiscal year ending on March 31, 2010 is less than $18,495,315; and

The return to Mr. Kung of any of the make good shares placed in escrow by him is considered to be a separate compensatory arrangement because Mr. Kung is a director of the Company's subsidiary Fezdale. Accordingly, if any of the required earnings targets are met and shares are returned to Mr. Kung, the Company will recognize a non-cash compensation cost at that time equal to the then fair value of the shares returned (up to a total of 5,599,598 shares). For the year ended March 31, 2009, the earnings target for 2009 of net income of $13,955,178 (before any charges related to the release of any shares from escrow) was met. Accordingly, the Company has recorded a non-cash charge to compensation cost of $9,519,316.6 in the fourth quarter of 2009 related to the release from escrow to Mr. Kung of 2,799,799 shares.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

On September 30, 2009, the Company entered into a securities purchase agreement (the "Private Placement Transaction") with certain accredited investors and effected the initial closing of the purchase and sale of 359,052 units (the "Unit") at a purchase price of $33.00 per Unit. Each Unit consists of one share of the Company's newly-designated Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") and one warrant (the "Warrant") to purchase the Company's common stock, par value $.001 per share. The Series A Preferred Stock is convertible into ten shares of the Company's Common Stock (subject to customary adjustments) and the Company is obligated to register the underlying shares of Common Stock within a pre-defined period. In connection with the initial closing of the offering, the Company raised approximately $11.86 million.

The Warrants are immediately exercisable at a per share price of $3.30 (subject to customary adjustments) and have a term of four years

Fezdale Investments Limited

Fezdale is a private limited liability company incorporated in British Virgin Island on August 22, 2007.

In October 2007, Solar Sun Holdings Limited ("Solar Sun"), a subsidiary of Fezdale, entered in a share purchase agreement with six owners of Daqing Longheda Food Company Limited ("Longheda") under which the six owners of Longheda agreed to transfer an aggregate of 75% equity interests in Longheda to Solar Sun for a total consideration of RMB40,000,000. In May 2008, the six founders of Longheda transferred the remaining 25% equity interests in Longheda to Solar Sun. After the transfer, Longheda became the wholly owned subsidiary of Solar Sun.

Solar Sun Holdings Limited

Solar Sun is a private limited liability company incorporated in Hong Kong on September 12, 2007. Solar Sun is a holding company and has no assets or operations other than its ownership of Longheda.

Daqing Longheda Food Company Limited

Longheda was incorporated in Heilongjiang province of Peoples' Republic of China in June 2004. Longheda manufactures and sells a variety of food products processed from specialty premium fruits that grow in Northeast China. Currently, Longheda processes 4 types of premium specialty fruits, including golden berry, crab apple, blueberry and raspberry, and sells fresh fruits. Longheda currently has 4 types of fruit based products, including fruit concentrate, nectar, glazed fruits and fruit beverage. Longheda sells its products through an extensive sales and distribution network covering 19 provinces and 43 cities. The fresh fruits are mainly sold to fruit supermarkets and stores while the processed fruit products are mainly sold to manufacturers for further processing into fruit juice and other fruit related products.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

Basis of presentation

The interim condensed consolidated financial statements include the accounts of China Nutrifruit Group Limited and its subsidiaries (the "Group"). The interim condensed consolidated financial statements have been prepared in accordance with the US GAAP. The interim condensed consolidated financial statements of the Group include the accounts of China Nutrifruit Group Limited, Fezdale Investments Limited, Solar Sun Holdings Limited and Daqing Longheda Food Company Limited after the date of acquisition. All significant intercompany transactions and balances have been eliminated.

The interim condensed consolidated financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair representation of our condensed consolidated balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicatives of the annual results for the year ending March 31, 2010. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the US GAAP have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

Use of estimates

The preparation of the interim condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Segment information

The Group identifies and classifies its operating segment based on the nature of the products with similar economic characteristics. No segment information is provided as the Group only has one business and geographical segment. The Group's reportable segment is the manufacture and sell of food products, which the operations are located in the PRC and sales were predominately made to customers located in the PRC.

Economic and political risks

The Group's operations are conducted in the PRC. According the Group's business, financial position maybe influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group's operations in the PRC are subject to special considerations and significant risk not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

Earnings per share

Basic earnings per share is computed by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common stocks outstanding during the period. Diluted earnings per share is calculated by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common stocks outstanding and the dilutive effect of common stock equivalents.

Cash and cash equivalents

The Group considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Trade accounts receivable

In the normal course of business, the Group extends credit to customers. Trade accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables, and approximate fair value. On a regular basis, the Group evaluates its trade accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions, and payment history. A receivable is considered past due if payments have not been received within the agreed upon invoice terms. No allowance for doubtful accounts at September 30, 2009 was recorded. Trade accounts receivable is charged off against the allowance after management determines the potential for recovery is remote.

Inventories

The cost of finished products inventories includes raw materials, direct labor and indirect production costs. Inventories are stated at the lower of cost or market. The Group uses first-in, first-out methods to value its inventories. During the idle production period, overhead costs include depreciation are treated as current-period charges, which charge directly to general and administrative expense instead of costs of inventories.

Fair value of financial instruments

The carrying amount of certain of the Group's financial instruments, including cash and cash equivalents, trade receivable, trade payable, other current assets, other payables and accrued expenses, approximates fair value due to the relatively short maturity.

Property and equipment, net

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. The principal estimated useful lives generally are: buildings – 20 years; leasehold improvements – 10 years; machinery - 10 years, furniture, fixture and office equipment – 5 years; motor vehicles – 5 years. Depreciation of property, plant and equipment were $746,246 and $403,280 for the six months period ended September 30, 2009 and 2008 respectively.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

Negative goodwill

Negative goodwill represents the excess fair value of the net tangible and identifiable intangible assets acquired in a business combination over the purchase price. The negative goodwill is allocated as a pro rate reduction of the amounts assigned to the assets acquired excluding financial assets, deferred taxes and other current assets. If negative goodwill exceeds the amount of those assets, the remaining excess shall be recognized as an extraordinary gain in the period which the business combination is completed.

Comprehensive income

Comprehensive income is comprised of net income and other comprehensive income.

Revenue recognition

The Group recognizes revenue from sales of products, where persuasive evidence of an arrangement exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. Net sales are comprised of gross sales reduced by customer returns, trade promotions and discounts.

Shipping and handling costs

Shipping and handling costs are included in selling expenses. The shipping and handling costs for the six months ended September 30, 2009 and 2008 were $1,217,408 and $697,159 respectively.

Impairment of long-lived assets

Long-lived assets, except indefinite-lived intangible assets, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows estimated by the Group to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are recorded as held for sale at the lower of carrying value or estimated net realizable value. During the period, no impairment on long-lived assets was recorded by the Group.

All land in the PRC is owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specific period of time. Thus, all of the Group's land located in the PRC is considered to be leasehold land and is stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2055.

Other income recognition

Other income comprised of interest income and others.

Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts the estimated future cash receipts through the expected life of the loan to the loan's net carrying amount.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

Advertising costs

Advertising costs are expensed as incurred. The total advertising costs were $10,877 and $9,299 for the six months ended September 30, 2009 and 2008 respectively.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is Renminbi, "RMB". The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

September 30, 2009
Balance sheet	RMB6.8376 to US$1.00
Statement of income and comprehensive income	RMB6.8405 to US$1.00

March 31, 2009
Balance sheet	RMB6.8456 to US$1.00
Statement of income and comprehensive income	RMB6.8805 to US$1.00

As at September 30, 2009, RMB31,184,095 equivalents to US$4,560,679 (March 31, 2009: RMB32,611,383 equivalents to US$4,763,846) is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Statutory reserves

The laws and regulations of the PRC require that before an enterprise distributes profits to its owners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations. The statutory reserves include a surplus reserve fund and a common welfare fund. These statutory reserves represent restricted retained earnings. The details of surplus reserve fund and common welfare fund are as follows:

Surplus reserve fund

The Company's subsidiary in PRC is required, as necessary, to transfer 10 percent of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50 percent of that subsidiary's paid-in capital.

The transfer to this reserve must be made before distribution of any dividends to owners. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into equity by raising equity from existing owners in proportion to their equity holdings.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 1.

NATURE OF BUSINESS AND SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONT'D)

Statutory reserves (Continued)

Common welfare fund

The Company's subsidiary in PRC is required, as necessary, to transfer 5 percent to 10 percent of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. This fund can only be utilized on capital items for the collective benefit of that subsidiary's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividends to owners.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Group's securities and their immediate families, (ii) the Group's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group, or (iv) anyone who can significantly influence the management or operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Income taxes

The Group accounts for income taxes under the provision of Accounting Standards Codification 740 ("ASC 740") (formerly Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes and related interpretations and guidance including FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the relevant periods. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred income tax assets and liabilities are computed for differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities that will result in taxable or deductible amounts in the future, as well as from net operating loss and tax credit carryforwards, and are measured at the enacted tax laws and rates applicable in the years which the differences are expected to be recovered or settled. A deferred tax asset is recognized if it is more likely than not that a benefit will be realized. The Group's operations are primarily located in PRC and subject to PRC profits tax.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 2.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (the "FASB") issued the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with Generally Accepted Accounting Principles ("GAAP"). Rules and interpretative releases of the Securities and Exchange Commission are also sources of authoritative GAAP for SEC registrants. As a result of the Codification, all changes to GAAP originating from the FASB will now be issued in Accounting Standards Updates. These changes and the Codification do not change GAAP. The Company adopted the changes resulting from the Codification, effective September 30, 2009. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Company's results of operations, financial position or notes to the condensed consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-05, "Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value" (ASU 2009-05). ASU 2009-05 provides clarification in measuring the fair value of a liability. ASU 2009-05 is effective beginning October 1, 2009. The Company currently does not expect ASU 2009-05 to have a significant impact on its financial statements.

In September 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-12, "Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)" ("ASU 2009-12") which amends FASB ASC Topic Fair Value Measurements and Disclosures. ASU 2009-12 provides additional guidance on estimating the fair value of certain alternative investments, such as hedge funds, private equity investments and venture capital funds. The updated guidance allows the fair value of such investments to be determined using the net asset value ("NAV") as a practical expedient, unless it is probable the investment will be sold at a value other than the NAV. In addition, the guidance requires disclosures by major category of investment regarding the attributes of the investments within the scope of the guidance, regardless of whether the fair value of the investment is measured using the NAV or other fair value technique. ASU 2009-12 shall be effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. If an entity elects to early adopt the measurement amendments in this update, the entity is permitted to defer the adoption of the disclosure provisions until periods ending after December 15, 2009. The Company is currently evaluating the potential impacts of adoption of ASU 2009-12 on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF")), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 3.

EARNINGS PER SHARE

The computations of basic and diluted earnings per share for the three months and six months ended September 30 are as follows:

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
Numerator:
Net earnings available to common shareholders	$6,350,738	$5,012,107	$7,886,148	$7,189,061

Denominator:
Weighted average common stock outstanding	36,125,754	19,287,708	36,125,754	11,080,372
Effect of dilutive warrant	61,345	-	41,790	-
Effect of dilutive preferred stock	39,076	-	19,645	-
Weighted average common stock and dilutive potential common stock	36,226,175	19,287,708	36,187,189	11,080,372

Basic net earnings per share	$0.1758	$0.2599	$0.2183	$0.6488

Diluted net earnings per share	$0.1753	$0.2599	$0.2179	$0.6488

NOTE 4.

INVENTORY, NET

At September 30, 2009 and March 31, 2009 inventory is comprised of the following:

	September 30,	March 31,
	2009	2009

Finished goods	$11,727,610	$3,578,680
Raw material	421,902	114,212
	$12,149,512	$3,692,892

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 5.

PROPERTY AND EQUIPMENT, NET

Property and equipment, net, at September 30, 2009 and March 31, 2009 are summarized as follows:

	September 30,	March 31,
	2009	2009

Buildings	$5,045,945	$5,038,316
Leasehold improvement	1,339,250	1,337,685
Machinery	12,384,525	12,361,774
Furniture, fixtures and office equipment	13,734	13,690
Motor vehicles	6,186	6,144

Total	$18,789,640	$18,757,609
Less: accumulated depreciation	(2,895,315)	(2,142,679)
	$15,894,325	$16,614,930

NOTE 6.

PROCEEDS FROM PRIVATE PLACEMENT HELD IN ESCROW ACCOUNT

The balance represents the net proceeds raised in the first closing of the Private Placement Transaction (Note 1), which held in the escrow account.

In addition, the Company agreed that 7% of the aggregate investment amount, amounting to approximately $830,200, will be deposited in escrow account and be distributed to the Investors for the payment of dividend on September 1, 2010, subject to terms in the closing escrow agreement.

NOTE 7.

OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses by major categories are summarized as follows:

	September 30,	March 31,
	2009	2009
Accruals	$392,800	$586,782
Value added tax payables	950,317	1,034,195
Other payables	408,133	1,055,006
	$1,751,250	$2,675,983

The other payables mainly comprised the amount payable to the suppliers of property and equipment, amounting to $237,730 and $960,544 as of September 30, 2009 and March 31, 2009 respectively.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8.

PROVISION FOR INCOME TAXES

The provision for income tax is as follows:

	For the six months period
	ended September 30,
	2009	2008
Current:
PRC	$2,660,436	$2,184,955
Other jurisdictions	-	-
Deferred:
PRC	109,624	(666,978)
Other jurisdictions	-	-
	$2,770,060	$1,517,977

Deferred tax assets

The source of significant temporary difference that gives rise to the deferred tax asset is as follows:

	September 30,	March 31,
	2009	2009
Deferred tax assets:
Difference between book and tax basis of land use right and property and equipment	$1,297,189	$1,406,814
Less: valuation allowance	-	-
Net deferred tax assets	$1,297,189	$1,406,814

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all of the assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in each tax jurisdiction during the periods in which temporary differences in those jurisdictions become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

With regard to the US deferred tax assets, the Company believes that it is more likely than not that results of future operations will generate sufficient taxable income to realize the deferred tax assets, and therefore no valuation allowance has been provided for these assets.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8.

PROVISION FOR INCOME TAXES (CONT'D)

Income taxes

The Group's operations are conducted in the PRC and are subject to PRC's enterprise income tax. Pursuant to the PRC Income Tax Law prior to January 1, 2008, enterprise income taxes were generally imposed at a statutory rate of 33%, which comprised 30% national income tax and 3% local income tax. However, the Group has been granted a preferential tax treatment by the State Tax Bureau of the PRC as the Group was considered as a hi-tech enterprise in the Heilongjiang province. According to the PRC Income Tax Law and various approval documents issued by the Tax Bureau, the Group's profits for the period prior to 2008 were taxed at a rate of 15%.

On March 16, 2007, the Fifth Plenary Session of the Tenth National People's Congress passed the Corporate Income Tax Law of the PRC which will take effect on January 1, 2008. According to the new tax law, the applicable corporate income tax rate for domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. While the new tax law equalizes the tax rates for domestically-owned and foreign-invested companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to enterprises classified as high and new technology companies, whether domestically-owned or foreign-invested enterprises. The new tax law also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential tax treatment. The tax rate of such enterprises will transition to the uniform tax of 25% within a five-year transition period.

In July 2006, the FASB clarifies the accounting and disclosure for uncertainty in tax positions, as defined in ASC 740. ASC 740 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Group adopted the provisions of ASC 740 effective August 22, 2007. Based on its ASC 740 analysis, the Group concluded that the adoption of ASC 740 did not have any impact on the Group's total liabilities or owners' equity. The Group's classifies interests and/or penalties related to income tax matters in income tax expenses. As of September 30, 2009, the Group did not have interests and penalties related to uncertain tax positions. The Group does not anticipate any significant increases or decrease to its liabilities for unrecognized tax benefits within the next twelve months.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 8.

PROVISION FOR INCOME TAXES (CONT'D)

The provision for income taxes appearing in the consolidated statement of income represents the current tax expenses. A reconciliation of the provision for income tax calculated using the statutory federal income tax rate and state and local income tax rate to the Company's provision for income taxes for the six months ended September 30 is as follows:

	For the six months period ended
	September 30,
	2009	2008
Provision for income taxes at statutory rate of 35%	$3,729,672	$3,120,721
Chinese tax rate difference	(1,040,160)	(861,608)
Non-deductible expenses and non-assessable profits	(43,771)	(776,049)
Tax losses not yet recognized	124,319	34,913
Income taxes	$2,770,060	$1,517,977

NOTE 9.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, trade receivables, trade payables, other payables and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

NOTE 10.

SHAREHOLDERS' EQUITY

General

The Company's total authorized capital at September 30, 2009, is 125,000,000 shares of which 120,000,000 shares are common stock of par value $0.001 and 5,000,000 shares are preferred stock of par value $0.001. At September 30, 2009, 36,125,754 shares of common stock and 359,502 shares of non-redeemable preferred stock, respectively, were issued and outstanding.

The Company's total authorized capital at March 31, 2009, is 125,000,000 shares of which 120,000,000 shares are common stock of par value $0.001 and 5,000,000 shares are preferred stock of par value $0.001. At March 31, 2009, 36,125,754 shares of common stock and nil shares of non-redeemable preferred stock, respectively, were issued and outstanding.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 10.

SHAREHOLDERS' EQUITY (CONT'D)

Additional paid-in capital

On September 28, 2009, Mr. Kung has agreed to capitalize his loan, amounting to HK$40,109,986, equivalents to US$5,190,244, by issuing 7 fully paid shares of par value US$1.00 in Fezdale to the Company.

On September 28, 2009, Mr. Kwan Ho Ng has agreed to capitalize his loan, amounting to HK$17,189,994, equivalents to US$2,224,751, by issuing 3 fully paid shares of par value US$1.00 in Fezdale to the Company.

Non-redeemable preferred stock

In connection with the first closing of Private Placement Transaction which closed on September 30, 2009, certain investors received 359,052 shares of Series A Preferred Stock. A summary of terms of Series A Preferred Stock as follows:

Ranking

With respect to rights upon liquidation, winding-up or dissolution, the Series A Preferred Stock ranks senior to the Company's Common Stock and any other classes or series of stock of the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock.

Voting

The holders of the Series A Preferred Stock will vote on an "as converted" basis, together with the Common Stock, as a single class, in connection with any proposal submitted to the Company's stockholders, except as required by Nevada law.

Conversion

Shares of the Series A Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (A) $33.00 per share (the "Liquidation Preference Amount") by (B) the conversion price, which is initially $3.30 per share, subject to adjustment as provided in the Certificate of Designation. Initially, each share of Series A Preferred Stock is convertible into 10 shares of Common Stock.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 10.

SHAREHOLDERS' EQUITY (CONT'D)

Non-redeemable preferred stock (Continued)

Mandatory Conversion

The Company has the right to convert outstanding Series A Preferred Stock into shares of Common Stock upon (i) the closing of a sale by the Company of shares of the Common Stock in a registered public offering in which the Company sells shares of its stock in exchange for at least $10 million in gross proceeds and the holders of the Series A Convertible Preferred Stock are able to offer and sell at least 50% of the Common Stock that would be received upon such mandatory conversion ("Qualified Sale") or (ii) when the average of the daily closing price of the Common Stock for at least 30 consecutive trading days is not less than $4.25 and the daily trading volume during each of those 30 trading days exceeds 75,000 shares (a "Market Forced Conversion," and collectively with a Qualified Sale, a "Forced Conversion"). The conversion rate to be applied in effecting a Forced Conversion is calculated by dividing the Liquidation Preference Amount per share by $2.75 (in the event of a Qualified Sale) or $3.30 (in the event of a Market Forced Conversion), as the case may be, subject to adjustment as provided in the Certificate of Designation. In addition, in connection with a Qualified Sale Forced Conversion, the Company will pay to the holder for each share of Series A Preferred Stock so converted a per share amount equal to seven percent (7%) of the original issue price plus all accrued and unpaid dividends

Dividends

Each share of Series A Preferred Stock will be entitled to receive cumulative dividends at the annual rate of 7% on the Liquidation Preference Amount thereof. Such dividends will be payable annually on September 1 beginning with the first such date after September 30, 2009 and any optional conversion date in cash.

Liquidation

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $33.00 per share plus accrued but unpaid dividends, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Redemption

At any time on or after less than 10% of the originally issued shares of Series A Preferred Stock shall remain outstanding and subject to the satisfaction of certain conditions, the Company has the option to redeem all shares of Series A Preferred Stock then outstanding at a price equal to one hundred and one percent (101%) of the Liquidation Preference Amount, plus any accrued and unpaid dividends. A holder of then outstanding Series A Preferred Stock may also, upon the satisfaction of the foregoing conditions and at the option of such holder, request the Company to redeem all or any of its shares of Series A Preferred Stock at the same price.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 10.

SHAREHOLDERS' EQUITY (CONT'D)

Warrants

In connection with the private placement which closed on October 10, 2008, WLT Brothers Capital, Inc., Wentworth Securities, Inc. and Euro Pacific Capital, Inc., the Company's placement agents, received, as partial compensation, warrants to purchase 66,171, 95,781 and 54,057 shares of the Company's common stock, respectively. The warrants have a term of 3 years and are immediately exercisable at $2.78 per share, subject to the usual adjustments for certain corporate events.

The Company valued the warrants by Trinomial option pricing model with the amount of $331,357 which recorded as cost of raising capital against additional paid-in capital. The Company estimated the fair value of each warrant award on the date of grant using the Trinomial option pricing model and the assumption noted in the following table. Expected volatility is based on the historical and implied volatility of a peer group of publicly traded entities. The expected term of options gave consideration to historical exercises, post-vesting cancellations and the options' contractual term. The risk-free rate for the expected term of the option is based on the U.S. Treasury Constant Maturity at the time of grant. The assumptions used to value options granted were as follows:

Risk free interest rate	3.479%
Expected volatility	59.92%
Expected dividend rate	- %
Expected life (years)	3

In connection with the first closing of Private Placement Transaction which closed on September 30, 2009, certain investors received 359,502 warrants to purchase 898,777 shares of the Company's common stock. The warrants have a term of 4 years and are immediately exercisable at $3.30 per share, subject to customary adjustments.

The Company valued the warrants by Trinomial Option Pricing Model with the amount of $1,361,000 which recorded as additional paid-in capital. The Company estimated the fair value of each warrant award on the date of grant using the Trinomial Option Pricing Model and the assumption noted in the following table. Expected volatility is based on the historical and implied volatility of a peer group of publicly traded entities. The expected term of options gave consideration to historical exercises, post-vesting cancellations and the options' contractual term. The risk-free rate for the expected term of the option is based on the U.S. Government Bond at the time of grant. The assumptions used to value options granted were as follows:

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 10.

SHAREHOLDERS' EQUITY (CONT'D)

Warrants (Continued)

Risk free interest rate	2,264%
Expected volatility	56.03%
Expected dividend rate	- %
Expected life (years)	4

In connection with the first closing of Private Placement Transaction which closed on September 30, 2009, WLT Brothers Capital, Inc. and Euro Pacific Capital, Inc., the Company's placement agents, received, as partial compensation, 86,281 warrants to purchase 215,703 shares of the Company's common stock, respectively. The warrants have a term of 4 years and are immediately exercisable at $3.30 per share, subject to customary adjustments.

The Company valued the warrants by Trinomial Option Pricing Model with the amount of $327,000 which recorded as cost of raising capital against additional paid-in capital. The Company estimated the fair value of each warrant award on the date of grant using the Trinomial Option Pricing Model l and the assumption noted in the following table. Expected volatility is based on the historical and implied volatility of a peer group of publicly traded entities. The expected term of options gave consideration to historical exercises, post-vesting cancellations and the options' contractual term. The risk-free rate for the expected term of the option is based on the U.S. Government Bond at the time of grant. The assumptions used to value options granted were as follows:

Risk free interest rate	2,264%
Expected volatility	56.03%
Expected dividend rate	- %
Expected life (years)	4

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 11.

PRC CONTRIBUTION PLAN

Employees of the Group are entitled to retirement benefits calculated with reference to their salaries basis upon retirement and their length of service in accordance with a PRC government-managed retirement plan. The PRC government is directly responsible for the payments of the benefits to these retired employees. The Group is required to make contributions to the government-managed retirement plan based on certain percentages of the employees' monthly salaries. The amounts contributed by the Group were approximately $161,489 and $135,684 for the six months ended September 30, 2009 and 2008 respectively.

NOTE 12.

SIGNIFICANT CONCENTRATIONS AND RISK

(a) Credit Risk

Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents. As of September 30, 2009, substantially all of the Group's cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

(b) Group's operations are in China

All of the Group's products are produced in China. The Group's operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Group's operations are subject to the risks of transfer of funds; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

China Nutrifruit Group Limited and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three and six months ended September 30, 2009 and 2008
(Unaudited)
(Stated in U.S. Dollars)

NOTE 13.

SUBSEQUENT EVENTS

On October 8, 2009, the Company effected the second and final closing of the Private Placement Transaction and issued 43,916 Units at a purchase price of $33.00 per Unit for gross proceeds of $1,449,000.

NOTE 14.

COMMITMENTS AND CONTINGENT LIABILITIES

Operating Lease Commitments

The Group leases certain office premises and buildings under non-cancelable leases. Minimum future rental payments required under non-cancellable operating leases in effect as of September 30, 2009 are as follows:

Not later than 1 year	$6,990
Later than 1 year and not later than 5 years	-
$6,990

Rent expenses for the three months and six months ended September 30, 2009 and 2008 were $4,386, $14,754, $8,872 and $16,926, respectively.

NOTE 15.

COMPREHENSIVE INCOME

The Company's comprehensive income is comprised of net operating results and translation adjustments. Comprehensive income for the three months and six months ended September 30 are as follows:

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008

Comprehensive income :
Net earnings	$6,350,738	$5,012,107	$7,886,148	$7,189,061
Translation adjustments	17,500	(681,907)	19,808	(367,488)
Total comprehensive income, net of taxes	$6,368,238	$4,330,200	$7,905,956	$6,821,573

End of condensed consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
(FORMERLY KNOWN AS FASHION TECH INTERNATIONAL LIMITED)
CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009 AND 2008
FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
China Nutrifruit Group Limited
(Formerly known as Fashion Tech International Limited)

We have audited the accompanying consolidated balance sheets of China Nutrifruit Group Limited (formerly known as Fashion Tech International Limited) and subsidiaries (the "Company") as of March 31, 2009 and 2008, and the related consolidated statements of income, shareholders' equity and comprehensive income, cash flows for each of the years in the two-year period ended March 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two-year period ended March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ HLB Hodgson Impey Cheng
Chartered Accountants
Certified Public Accountants

Hong Kong
June 30, 2009

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31,

	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$4,768,542	$7,104,849
Trade receivables, net of allowance	11,423,996	1,921,457
Inventory, net	3,692,892	1,955,725
Other current assets	481,679	114,865
Total current assets	20,367,109	11,096,896
Property and equipment, net	16,614,930	7,173,523
Deferred tax assets	1,406,814	875,555
Land use rights, net	189,303	318,120
TOTAL ASSETS	$38,578,156	$19,464,094

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$-	$2,848,110
Other payables and accrued expenses	2,675,983	494,278
Consideration payable	-	5,353,755
Trade payables	260,322	159,078
Income taxes payable	1,416,835	607,680
Amount due to an affiliate	-	57,219
Total current liabilities	4,353,140	9,520,120
Non-current liabilities:
Amounts due to shareholders	7,407,748	-
TOTAL LIABILITIES	11,760,888	9,520,120

Minority interests	-	4,039,286

Commitments and Contingencies

Shareholders' equity
Preferred stock
Authorized: 5,000,000 shares, par value $0.001
None issued and outstanding	-	-
Common stock
Authorized: 120,000,000 shares, par value $0.001
Issued and outstanding: 36,125,754 shares at March 31, 2009;
(30,166,878 shares at March 31, 2008)	36,126	30,167
Additional paid-in-capital (deficit)	16,746,971	(29,167)
Statutory reserves – restricted	2,873,880	1,713,065
Accumulated other comprehensive income	425,675	812,312
Retained earnings	6,734,616	3,378,311
TOTAL SHAREHOLDERS' EQUITY	26,817,268	5,904,688
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$38,578,156	$19,464,094

The accompanying notes are an integral part of these consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED MARCH 31,

	2009	2008
Net sales	$56,418,837	$13,527,015
Cost of sales	(31,777,733)	(7,499,879)
Gross profit	24,641,104	6,027,136
Selling expenses	(2,929,881)	(859,995)
General and administrative expenses (including non-cash stock compensation expense of $9,519,317 in 2009)	(12,408,747)	(535,105)
Operating earnings	9,302,476	4,632,036
Other income (expenses)
Interest expense	(480,201)	(250,985)
Other income	31,730	30,569
Total other income (expenses)	(448,471)	(220,416)
Earnings before minority interests and income taxes	8,854,005	4,411,620
Provision for income taxes	(4,127,577)	(7,384)
Earnings before minority interests	4,726,428	4,404,236
Minority interests	(209,308)	(895,780)
Net earnings	4,517,120	3,508,456
Other comprehensive income
Foreign currency translation	(386,637)	697,712
Comprehensive income	$4,130,483	$4,206,168
Earnings per share
Basic	$0.1351	$0.1163
Diluted	$0.1350	$0.1163
Weighted average number of common stock outstanding
Basic	33,431,434	30,166,878
Diluted	33,451,676	30,166,878

The accompanying notes are an integral part of these consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

						Statutory		Accumulated
	Preferred stock		Common stock		Additional	Reserves		other	Total
					paid-in	-	Retained	comprehensive	shareholders'
	Shares	Amount	Shares	Amount	capital	restricted	earnings	income	equity

Balance at April 1, 2007	-	$-	30,166,878	$30,167	$(29,167)	$-	$-	$-	$1,000
Acquisition of a subsidiary	-	-	-	-	-	1,539,538	-	114,600	1,654,138
Minority interests' share of statutory reserves	-	-	-	-	-	43,382	-	-	43,382
Transfer to reserve	-	-	-	-	-	130,145	(130,145)	-	-
Net earnings	-	-	-	-	-	-	3,508,456	-	3,508,456
Other comprehensive income:
Translation adjustments	-	-	-	-	-	-	-	697,712	697,712

Balance at March 31, 2008	-	-	30,166,878	30,167	(29,167)	1,713,065	3,378,311	812,312	5,904,688
Effect of reverse acquisition

Recapitalization	-	-	2,873,036	2,873	(24,378)	-	-	-	(21,505)
Share issued in private placement at $2.78 per share	-	-	3,085,840	3,086	8,575,620	-	-	-	8,578,706
Cost of raising capital	-	-	-	-	(1,294,421)	-	-	-	(1,294,421)
Stock compensation expenses related to Make Good Escrow Agreement	-	-	-	-	9,519,317	-	-	-	9,519,317
Transfer to reserve	-	-	-	-	-	1,160,815	(1,160,815)	-	-
Net earnings	-	-	-	-	-	-	4,517,120	-	4,517,120
Other comprehensive income:
Translation adjustments	-	-	-	-	-	-	-	(386,637)	(386,637)

Balance at March 31, 2009	-	$-	36,125,754	$36,126	$16,746,971	$2,873,880	$6,734,616	$425,675	$26,817,268

The accompanying notes are an integral part of these consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31,

	2009	2008
Cash flows from operating activities:
Net earnings	$4,517,120	$3,508,456
Adjustments to reconcile net earnings to net cash provided by operating activities
Minority interests	209,308	927,493
Depreciation and amortization	1,049,739	207,836
Loss on disposal of property and equipment	289	-
Benefit for deferred income taxes	(531,259)	(875,555)
Stock compensation cost	9,519,317	-
Changes in operating assets and liabilities:
Trade receivables	(9,404,994)	5,271,640
Inventories	(1,678,154)	4,088,234
Other current assets	(364,374)	624,997
Trade payables	94,590	(603,475)
Amount due to an affiliate	(59,169)	-
Other payables and accrued expenses	2,159,113	(4,437,157)
Income taxes payable	789,452	388,569
Net cash provided by operating activities	6,300,978	9,101,038

Cash flows from investing activities:
Cash (outflow)/inflow from acquisition of subsidiaries	(6,836,284)	423,566
Purchases of property and equipment	(13,123,980)	-
Proceeds from disposal of property and equipment	3,924	-
Net cash (used in)/provided by investing activities	(19,956,340)	423,566

Cash flows from financing activities:
Proceeds from borrowings	7,266,893	-
Repayment of borrowings	(10,173,650)	(3,232,067)
Amounts due to shareholders	7,370,153	-
Proceeds from private placement	8,578,706	-
Cost of raising capital	(1,294,421)	-
Net cash provided by (used in) financing activities	11,747,681	(3,232,067)

Effect of exchange rate on cash and cash equivalents	(428,626)	812,312

(Decrease) increase in cash and cash equivalents	(2,336,307)	7,104,849

Cash and cash equivalents at beginning of year	7,104,849	-

Cash and cash equivalents at end of year	$4,768,542	$7,104,849

Supplemental disclosure of cash flows information:
Cash paid for:
Interest	$450,236	$250,985
Income taxes	$3,893,159	$275,259

Supplemental disclosure of non-cash information:
Issuance of warrant	$331,357	$-
Stock compensation cost	$9,519,317	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS

Nature of Business

China Nutrifruit Group Limited, formerly known as Fashion Tech International, Inc., (the "Company") was originally incorporated in the state of Utah on April 22, 1983 and changed its domicile from Utah to Nevada in April 1999. The Company was not engaged in any business activities and had no meaningful operations, income producing assets or significant operating capital since at least 1989 until it acquired Fezdale Investments Limited ("Fezdale") on August 14, 2008.

On August 14, 2008, the Company acquired all of the equity interests of Fezdale, a British Virgin Islands corporation, through a share exchange transaction (the "Share Exchange Transaction"), with the result that the shareholders of Fezdale became the beneficial owners of approximately 83.5% of the Company's common stock. As a result of such Share Exchange Transaction, Fezdale became a wholly-owned subsidiary of the Company and the former shareholders of Fezdale became the Company's controlling shareholders. Accordingly, all references to shares of Fezdale's ordinary shares have been restated to reflect the equivalent numbers of the common stock of China Nutrifruit Group Limited.

The share exchange resulted in Fezdale's former shareholder obtaining a majority voting interest in the Company. Accounting principles generally accepted in the United States of America ("US GAAP") require that a company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, in the Share Exchange Transaction, Fezdale is treated as the accounting acquirer and China Nutrifruit Group Limited is treated as the acquired party for accounting purpose. Accordingly, the Share Exchange Transaction has been accounted for a recapitalization of the Company. The equity section of the accompanying financial statements have been restated to reflect the recapitalization of the Company due to the Share Exchange Transaction as of the first day of the first period presented. The assets and liabilities acquired that, for accounting purposes, were deemed to have been acquired by Fezdale were not significant.

Also, on August 14, 2008, the Company's majority shareholder, Yiu Fai Kung ("Mr. Kung"), entered into escrow agreements with the private placement investors and HFG International, Limited ("HFG"). Mr. Kung will deliver a certain number of shares of the Company's common stock owned by him to the investors and HFG pro-rata in accordance with their respective investment amount for no additional consideration if:

(i)	The after tax net income for the fiscal year ending on March 31, 2009 is less than $13,919,707 and fiscal year ending on March 31, 2010 is less than $18,495,315; and

The return to Mr. Kung of any of the make good shares placed in escrow by him is considered to be a separate compensatory arrangement because Mr. Kung is a director of the Company's subsidiary Fezdale. Accordingly, if any of the required earnings targets are met and shares are returned to Mr. Kung, the Company will recognize a non-cash compensation cost at that time equal to the then fair value of the shares returned (up to a total of 5,599,598 shares). For the year ended March 31, 2009, the earnings target for 2009 of net income of $13,955,178 (before any charges related to the release of any shares from escrow) was met. Accordingly, the Company has recorded a non-cash charge to compensation cost of $9,519,316.6 in the fourth quarter of 2009 related to the release from escrow to Mr. Kung of 2,799,799 shares.

The Company amended its articles of incorporation on August 14, 2008 and changed its name into China Nutrifruit Group Limited.

On October 10, 2008, the Company completed a private placement financing with certain investors (the "Financing"). Pursuant to the terms of the securities purchase agreement, the Company sold 3,085,840 shares of the Company's common stock at the price of $2.78 per share and received a gross proceed of $8,578,705.73.

Fezdale Investments Limited

Fezdale is a private limited liability company incorporated in British Virgin Island on August 22, 2007.

In November 2007, Solar Sun Holdings Limited ("Solar Sun"), a subsidiary of Fezdale, entered in a share purchase agreement with six owners of Daqing Longheda Food Company Limited ("Longheda") under which the six owners of Longheda agreed to transfer an aggregate of 75% equity interests in Longheda to Solar Sun for a total consideration of RMB40,000,000. In May 2008, the six founders of Longheda transferred the remaining 25% equity interests in Longheda to Solar Sun. After the transfer, Longheda became the wholly owned subsidiary of Solar Sun (note 4).

Solar Sun Holdings Limited

Solar Sun is a private limited liability company incorporated in Hong Kong on September 12, 2007. Solar Sun is a holding company and has no assets or operations other than its ownership of Longheda.

Daqing Longheda Food Company Limited

Longheda was incorporated in Heilongjiang province of Peoples' Republic of China in June 2004. Longheda manufactures and sells a variety of food products processed from specialty premium fruits that grow in Northeast China. Currently, Longheda processes 4 types of premium specialty fruits, including golden berry, crab apple, blueberry and raspberry, and sells fresh fruits. Longheda currently has four types of fruit based products, including fruit concentrate, nectar, glazed fruits and fruit beverage. Longheda sells its products through an extensive sales and distribution network covering 19 provinces and 43 cities. The fresh fruits are mainly sold to fruit supermarkets and stores while the processed fruit products are mainly sold to manufacturers for further processing into fruit juice and other fruit related products.

NOTE 2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements include the accounts of China Nutrifruit Group Limited and its subsidiaries (the "Group"). The consolidated financial statements have been prepared in accordance with the US GAAP. The consolidated financial statements of the Group include the accounts of China Nutrifruit Group Limited, Fezdale Investments Limited, Solar Sun Holdings Limited and Daqing Longheda Food Company Limited after the date of acquisition. All significant intercompany transactions and balances have been eliminated.

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Segment information

The Group identifies and classifies its operating segment based on the nature of the products with similar economic characteristics. No segment information is provided as the Group only has one business and geographical segment. The Group's reportable segment is the manufacture and sell of food products, which the operations are located in PRC and sales were predominately made to customers located in the PRC.

Economic and political risks

The Group's operations are conducted in the PRC. According the Group's business, financial position maybe influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group's operations in the PRC are subject to special considerations and significant risk not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Earnings per share

Basic earnings per share is computed by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common stocks outstanding during the period. Diluted earnings per share is calculated by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common stocks outstanding and the dilutive effect of common stock equivalents.

Trade accounts receivable

In the normal course of business, the Group extends credit to customers. Trade accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables, and approximate fair value. On a regular basis, the Group evaluates its trade accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions, and payment history. A receivable is considered past due if payments have not been received within the agreed upon invoice terms. No allowance for doubtful accounts at March 31, 2009 was recorded. Trade accounts receivable is charged off against the allowance after management determines the potential for recovery is remote.

Cash and cash equivalents

The Group considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Inventories

The cost of finished products inventories includes raw materials, direct labor and indirect production costs. Inventories are stated at the lower of cost or market. The Group uses first-in, first-out methods to value its inventories. During the idle production period, overhead costs include depreciation are treated as current-period charges, which charge directly to general and administrative expense instead of costs of inventories.

Fair value of financial instruments

The carrying amount of certain of the Group's financial instruments, including cash and cash equivalents, trade accounts receivable, accounts payable, other current assets, other payables and accrued expenses, approximates fair value due to the relatively short maturity.

Property, plant and equipment, net

Property, plant and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. The principal estimated useful lives generally are: buildings – 20 years; leasehold improvement – 10 years; machinery - 10 years; furniture, fixtures and office equipment – 5 years; motor vehicles – 5 years. Depreciation of property, plant and equipment was $1,041,111 and $207,836 for the years ended March 31, 2009 and 2008 respectively. During the idle period of the plant, depreciation is treated as current-period charges, which charge directly to general and administrative expense.

Negative goodwill

Negative goodwill represents the excess fair value of the net tangible and identifiable intangible assets acquired in a business combination over the purchase price. The negative goodwill is allocated as a pro rata reduction of the amounts assigned to the assets acquired excluding financial assets, deferred taxes and other current assets. If negative goodwill exceeds the amount of those assets, the remaining excess shall be recognized as an extraordinary gain in the period which the business combination is completed. (note 4)

Revenue recognition

The Group recognizes revenue from sales of products, where persuasive evidence of an arrangement exists, delivery has occurred, the seller's price is fixed or determinable and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers generally do not have the right to return product unless damaged or defective. Net sales are comprised of gross sales reduced by customer returns, trade promotions and discounts.

Comprehensive income

Comprehensive income is comprised of net income and other comprehensive income.

Shipping and handling costs

Shipping and handling costs are included in selling expenses. The shipping and handling costs for the year ended March 31, 2009 and 2008 was $2,103,838 and $438,831 respectively.

Impairment of long-lived assets

Long-lived assets, except indefinite-lived intangible assets, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows estimated by the Group to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are recorded as held for sale at the lower of carrying value or estimated net realizable value. During the period, no impairment on long-lived assets was recorded by the Group.

All land in the PRC is owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specific period of time. Thus, all of the Group's land located in the PRC is considered to be leasehold land and is stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use agreements on a straight-line basis, which is 50 years and will expire in 2055.

Advertising costs

Advertising costs are expensed as incurred. The total advertising costs were $22,596 and $86,008 for the years ended March 31, 2009 and 2008 respectively.

Other income recognition

Other income comprised of interest income and others.

Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts the estimated future cash receipts through the expected life of the loan to the loan's net carrying amount.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Group is Renminbi, "RMB". The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

March 31, 2009
Balance sheet	RMB6.8456 to US$1.00
Statement of income and comprehensive income	RMB6.8805 to US$1.00

March 31, 2008
Balance sheet	RMB7.0222 to US$1.00
Statement of income and comprehensive income	RMB7.4695 to US$1.00

As at March 31, 2009, RMB32,611,383 equivalents to US$4,763,846 (March 31, 2008: RMB49,882,630 equivalents to US$7,103,562) is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Statutory reserves

The laws and regulations of the PRC require before an enterprise distributes profits to its owners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations. The statutory reserves include a surplus reserve fund and a common welfare fund. These statutory reserves represent restricted retained earnings. The details of surplus reserve fund and common welfare fund are as follows:

Surplus reserve fund

The Company's subsidiary in PRC is required, as necessary, to transfer 10 percent of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50 percent of that subsidiary's paid-in capital.

The transfer to this reserve must be made before distribution of any dividends to owners. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into equity by raising equity from existing owners in proportion to their equity holdings.

Common welfare fund

The Company's subsidiary in PRC is required, as necessary, to transfer 5 percent to 10 percent of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. This fund can only be utilized on capital items for the collective benefit of that subsidiary's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividends to owners.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Group's securities and their immediate families, (ii) the Group's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group, or (iv) anyone who can significantly influence the management or operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Income taxes

The Group accounts for income taxes under the provision of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes ("SFAS 109") and related interpretations and guidance including FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 ("Fin 48"), resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the relevant periods. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred income tax assets and liabilities are computed for differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities that will result in taxable or deductible amounts in the future, as well as from net operating loss and tax credit carryforwards, and are measured at the enacted tax laws and rates applicable in the years which the differences are expected to be recovered or settled. A deferred tax asset is recognized if it is more likely than not that a benefit will be realized. The Group's operations are primarily located in PRC and subject to PRC profits tax.

Stock based compensation

The Company applies Statement of Financial Accounting Standards No. 123R "Accounting for Stock-Based Compensation" ("SFAS 123R"), which defines a fair-value-based method of accounting for stock based employee compensation and transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. SFAS 123R allows the "simplified" method to determine the term of employee options when other information is not available.

NOTE 3. RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS 157, Fair Value Measurements ("SFAS 157"), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position ("FSP") 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 ("FSP 157-1"), which states that SFAS 157 does not address fair value measurements for purposes of lease classification or measurement. In February 2008, the FASB issued FSP 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which delays the effective date for non-financial assets and non-financial liabilities to fiscal years beginning after November 15, 2008, except for items that are measured at fair value in the financial statements on a recurring basis (at least annually). The Company adopted the provisions of SFAS 157 for its financial assets and liabilities and those items for which it has measured on a recurring basis effective March 31, 2008, and the adoption did not have a material impact on its financial position and results of operations. As provided by FSP 157-2, the Company has elected to defer the adoption of SFAS 157 for certain of its non-financial assets and liabilities and is currently evaluating the impact of adopting SFAS 157 on its non-financial assets and liabilities.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 ("SFAS 159"), which became effective for the Company beginning January 1, 2008. This standard permits entities to choose to measure many financial instruments and certain other items at fair value and consequently report unrealized gains and losses on such items in earnings. The Company elected not to adopt the fair value provisions of SFAS 159 and the adoption of SFAS159 did not have a significant impact of its financial position, cash flows and results of operations.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations ("SFAS 141(R)"). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141(R) will be effective for financial statements issued for fiscal years beginning after March 15, 2008, and will be adopted by the Company beginning in the first quarter of fiscal 2010. The Company does not expect there to be any significant impact of adopting SFAS 141(R) on its financial position, cash flows and results of operations.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No.51 ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 will be effective for financial statements issued for fiscal years beginning after March 15, 2008, and will be adopted by the Company beginning in the first quarter of fiscal 2010. The Company does not expect there to be any significant impact of adopting SFAS 160 on its financial position, cash flows and results of operations.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and, will be adopted by the Company beginning in the first quarter of fiscal 2010. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

In April 2008, FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this FSP is not currently applicable to the Company as the Company's intangible assets consist of land used rights which has a fixed useful life of 50 years

In May 2008, FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

In May 2008, FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. The Company does not expect there to be any significant impact of adopting SFAS 163 on its financial position, cash flows and results of operations.

In June 2008, FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP. Early application is not permitted. The Company is currently evaluating the impact of adopting EITF 03-6-1 on its consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 establishes principles and standards related to the accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued. SFAS 165 requires an entity to recognize, in the financial statements, subsequent events that provide additional information regarding conditions that existed at the balance sheet date. Subsequent events that provide information about conditions that did not exist at the balance sheet date shall not be recognized in the financial statements under SFAS 165. SFAS 165 is effective for the Company's fiscal year ending February 28, 2010. The Company does not expect SFAS 165 to have a material effect on its consolidated financial position, results of operations, cash flows or notes to the financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). SFAS No. 167 was issued to amend FASB Interpretation No. 46(R) to require an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. SFAS No. 167 shall be effective as of the Company's first annual reporting period and interim reporting periods beginning after November 15, 2009. Earlier application is prohibited. The first such reporting period for the Company will be the fiscal year beginning December 1, 2009. The Company does not expect SFAS 167 to have a material effect on its consolidated financial position, results of operations, cash flows or notes to the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF")), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 4. ACQUISITION OF A SUBSIDIARY

In November 2007, Solar Sun entered into a share purchase agreement with six owners of Longheda to acquire the 75% interest in Longheda with a total consideration of RMB40,000,000. Since the beneficial owners of the Company were third parties independent of Longheda and the Group has obtained the controlling interests in Longheda, the acquisition was accounted for using the purchase method of accounting. As of the acquisition date, the Group recorded the fair values of Longheda assets acquired and liabilities assumed. The allocation of the purchase price to assets acquired and liabilities assumed as at the date of acquisition is as follows:

$

Cash and cash equivalents	829,317
Trade accounts receivable	7,193,097
Inventories	6,043,959
Other current assets	738,862
Property and equipment, net	11,115,278
Land use right, net	474,453
Borrowings	(6,080,177)
Accounts payable	(762,553)
Other payables and accrued expenses	(4,931,435)
Tax payable	(219,111)

Net assets acquired	14,401,690
Minority interests	(3,186,888)
Statutory reserves	(1,539,538)
Translation adjustment	(114,600)
Negative goodwill	(4,156,062)

Total purchase price	5,404,602

The allocation of the purchase price to assets acquired and liabilities assumed as at the date of acquisition resulted in negative goodwill of $4,156,062. In accordance with SFAS No. 141, Business Combinations, the negative goodwill was allocated as a pro rata reduction of the amounts assigned to the assets acquired excluding financial assets, deferred taxes and other current assets. This resulted in the following allocation of negative goodwill:

$
Property and equipment, net	3,985,924
Land use right, net	170,138
Negative goodwill	4,156,062

In May 2008, Solar Sun entered into another share purchase agreement with six owners of Longheda to acquire the remaining 25% interests in Longheda with a total consideration of RMB10,000,000. Since the beneficial owners of the Company were third parties independent of Longheda and the Group has obtained the controlling interests in Longheda, the acquisition was accounted for using the purchase method of accounting. As of the acquisition date, the Group recorded the fair values of Longheda assets acquired and liabilities assumed. The allocation of the purchase price to assets acquired and liabilities assumed as at the date of acquisition is as follows:

$

Cash and cash equivalents	5,666,951
Trade accounts receivable	2,389,049
Inventories	1,126,973
Other current assets	2,477,178
Property and equipment, net	11,107,547
Land use right, net	502,735
Borrowings	(2,863,365)
Accounts payable	(111,771)
Other payables and accrued expenses	(478,984)
Tax payable	(166,764)

Net assets acquired	19,649,549
Minority interests	(13,452,363)
Statutory reserves	(1,713,065)
Negative goodwill	(3,052,439)

Total purchase price	1,431,682

The allocation of the purchase price to assets acquired and liabilities assumed as at the date of acquisition resulted in negative goodwill of $3,052,439. In accordance with SFAS No. 141, Business Combinations, the negative goodwill was allocated as a pro rata reduction of the amounts assigned to the assets acquired excluding financial assets, deferred taxes and other current assets. This resulted in the following allocation of negative goodwill:

$
Property and equipment, net	2,920,266
Land use right, net	132,173
Negative goodwill	3,052,439

The following table represents the unaudited results of operations of the Company as if the acquisition of Longheda had been consummated as of April 1, 2008 and 2007 and the results are shown for the years ended March 31, 2009 and 2008 includes certain pro forma adjustments, including depreciation and amortization on the assets acquired, and other adjustments.

	For the year ended March 31,
	2009	2008
Pro forma Information:
Revenues	$56,418,837	$34,510,140
Net earnings	4,726,428	11,600,804
Net earnings per share – basic	$0.1414	$0.3846
Net earnings per share – diluted	$0.1413	$0.3846
Shares used for computing basic earnings per share	33,431,434	30,166,878
Shares used for computing diluted earnings per share	33,451,676	30,166,878

NOTE 5. CONCENTRATION OF RISK

Credit Risk

Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2009, substantially all of the Group's cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

Group's operations are in China

All of the Group's products are produced in China. The Group's operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Group's operations are subject to the risks of transfer of funds; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

NOTE 6. EARNINGS PER SHARE

The computation of basic and diluted earnings per share is as follows for the years ended March 31:

	2009	2008
Numerator:
Net earnings	$4,517,120	$3,508,456

Denominator:
Weighted average common stock outstanding	33,431,434	30,166,878
Effect of dilutive warrant	20,242	-
Weighed average common stock and dilutive potential common stock	33,451,676	30,166,878

Basic net earnings per share	$0.1351	$0.1163

Diluted net earnings per share	$0.1350	$0.1163

On June 19, 2008, the Company effected a reverse stock split pursuant to which each ten outstanding shares of common stock, par value $0.001, were automatically converted into one share of common stock, par value $0.001 (the "Reverse Stock Split"). All of the share number, share prices and per-share amounts have been adjusted, on a retroactive basis, to reflect the effect of the Reverse Stock Split.

As of March 31, 2009, the Company had 216,009 warrants outstanding and each warrant is convertible into 1 share of the Company's common stock. The potential dilutive effect of such warrant is 20,242 shares of Company's common stock.

NOTE 7. INVENTORY

Inventory by major categories at March 31 is summarized as follows:

	2009	2008
Finished goods	$3,578,680	$1,888,650
Raw material	114,212	67,075

	$3,692,892	$1,955,725

NOTE 8. LAND USE RIGHTS, NET

Land use rights, net, at March 31 is summarized as follows:

	2009	2008
Land use rights, at cost	$199,988	$334,250
Less: accumulated amortization	(10,685)	(16,130)

	$189,303	$318,120

For each of the upcoming five years, estimated amortization is expected to be approximately $2,669 per year.

NOTE 9. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, at March 31 are summarized as follows:

	2009	2008
Buildings	$5,038,316	$1,846,936
Leasehold improvement	1,337,685	-
Machinery	12,361,774	7,254,044
Furniture, fixtures and office equipment	13,690	28,016
Motor vehicles	6,144	22,304
Total	18,757,609	9,151,300
Less: accumulated depreciation	(2,142,679)	(1,977,777)

	$16,614,930	$7,173,523

At March 31, 2009 and 2008, certain of the Group's plant and machinery with an aggregate net book value of nil and approximately $2,559,000 were pledged to secure the bank borrowings respectively.

NOTE 10. PROVISION FOR INCOME TAXES

The provision for income tax is as follows:

	For the year ended March 31,
	2009	2008

Current:
PRC	$4,658,836	$882,939
US	-	-
Other jurisdictions	-	-
Deferred:
PRC	-	-
US	(531,259)	(875,555)
Other jurisdictions	-	-
	$4,127,577	$7,384

Deferred tax assets

The source of significant temporary difference that gives rise to the deferred tax asset is as follows:

	For the year ended March 31,
	2009	2008
Deferred tax assets:
Difference between book and tax basis of land use right and property and equipment	$1,406,814	$875,555
Less: valuation allowance	-	-
Net deferred tax assets	$1,406,814	$875,555

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all of the assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in each tax jurisdiction during the periods in which temporary differences in those jurisdictions become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

With regard to the US deferred tax assets, the Company believes that it is more likely than not that results of future operations will generate sufficient taxable income to realize the deferred tax assets, and therefore no valuation allowance has been provided for these assets.

Income taxes

The Group's operations are conducted in the PRC and are subject to PRC's enterprise income tax. Pursuant to the PRC Income Tax Law prior to January 1, 2008, enterprise income taxes were generally imposed at a statutory rate of 33%, which comprised 30% national income tax and 3% local income tax. However, the Group has been granted a preferential tax treatment by the State Tax Bureau of the PRC as the Group was considered as a hi-tech enterprise in the Heilongjiang province. According to the PRC Income Tax Law and various approval documents issued by the Tax Bureau, the Group's profits for the period prior to 2008 were taxed at a rate of 15%.

On March 16, 2007, the Fifth Plenary Session of the Tenth National People's Congress passed the Corporate Income Tax Law of the PRC which will take effect on January 1, 2008. According to the new tax law, the applicable corporate income tax rate for domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. While the new tax law equalizes the tax rates for domestically-owned and foreign-invested companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to enterprises classified as high and new technology companies, whether domestically-owned or foreign-invested enterprises. The new tax law also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the new tax law and which were entitled to a preferential tax treatment. The tax rate of such enterprises will transition to the uniform tax of 25% within a five-year transition period.

In July 2006, the FASB issued FIN 48, which clarifies the accounting and disclosure for uncertainty in tax positions, as defined in SFAS No. 109. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Group adopted the provisions of FIN 48 effective March 31, 2007. Based on its FIN 48 analysis, the Group concluded that the adoption of FIN 48 did not have any impact on the Group's total liabilities or owners' equity. The Group's classifies interests and/or penalties related to income tax matters in income tax expenses. As of March 31, 2009, the Group did not have interests and penalties related to uncertain tax positions. The Group does not anticipate any significant increases or decrease to its liabilities for unrecognized tax benefits within the next twelve months.

The provision for income taxes appearing in the consolidated statement of income represents the current tax expenses. A reconciliation of the provision for income tax calculated using the statutory federal income tax rate and state and local income tax rate to the Company's provision for income taxes for the years ended March 31 is as follows:

	2009	2008
Provision for income taxes at statutory rate of 35%	$3,098,902	$1,544,067
Chinese tax rate difference	(1,815,417)	(266,690)
Non-deductible expenses and non-assessable profits	(3,605,932)	(11,402)
Tax losses not yet recognized	6,981,283	9,527
Tax effect of non-deductible temporary difference recognized	(531,259)	(875,555)
Tax effect of preferential tax treatment granted by the State Tax Bureau of the PRC	-	(392,563)
Income taxes	$4,127,577	$7,384

For the year ended March 31, 2009, the Company incurred a non-cash charge for stock compensation expense of $9,519,317, which is not deductible for tax purposes.

Foreign pretax earnings approximated $18,331,000 and $4,299,000 for the year ended March 31, 2009 and 2008 respectively. Pretax earnings of a foreign subsidiary are subject to U.S. taxation when effectively repatriated. The Company provides income taxes on the undistributed earnings of non-U.S. subsidiaries except to the extent that such earnings are indefinitely invested outside the United States. At March 31, 2009, $15,014,000 of accumulated undistributed earnings of non-U.S. subsidiaries were indefinitely invested. At the existing U.S. federal income tax rate, additional taxes of $1,201,000 would have to be provided if such earnings were remitted currently.

NOTE 11. BORROWINGS

The Group's borrowings are summarized as follows:

	March 31,	March 31,
	2009	2008

Bank borrowings	$-	$2,848,110

The interest rates are based on the bank's best lending rate plus a certain percentage and the credit lines are normally subject to periodic review. The range of effective interest rates (which are also equal to contracted interest rates) on the Group's borrowings for the year ended March 31, 2008 was 8.42% per annum. Plant and machinery with an aggregate net book value of approximately $2,559,000 as of March 31, 2008 were pledged to secure such bank borrowings.

NOTE 12. OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses by major categories are summarized as follows:

	March 31,	March 31,
	2009	2008

Accruals	$586,782	$206,910
Value added tax payables	1,034,195	229,838
Other payables	1,055,006	57,530
	$2,675,983	$494,278

The other payables mainly comprised the amount payable to the suppliers of property and equipment, amounting to $960,544 as of March 31, 2009.

NOTE 13. AMOUNTS DUE TO SHAREHOLDERS

	March 31,	March 31,
	2009	2008

Mr. Yiu Fai Kung	$5,185,423	$-
Mr. Kwan Mo Ng	2,222,325	-
	$7,407,748	$-

The amounts due to shareholders are unsecured, interest free and no fixed terms of repayment.

NOTE 14. AMOUNT DUE TO AN AFFILIATE

The amount due to an affiliate is unsecured, interest free and repayable on demand.

NOTE 15. SHAREHOLDERS' EQUITY

Common stock

On August 14, 2008, the Company effected an initial closing of a private placement transaction and issued 1,692,960 shares of the Company's common stock to certain investors at a price of $2.78 per share for aggregate proceeds of $4,706,467.

On October 3, 2008, the Company effected a second closing of a private placement transaction and issued 955,244 shares of the Company's common stock to 21 investors at a price of $2.78 per share for aggregate proceeds of $2,655,600.

On October 10, 2008, the Company effected a third and final closing of a private placement transaction and issued 437,636 shares of the Company's common stock to 9 investors at a price of $2.78 per share for aggregate proceeds of $1,216,637.

In connection with the Company's private placement on August 14, 2008, the Company entered into two make good escrow agreements, under which 5,599,598 shares of the Company's common stock held by Yiu Fai Kung, the Company's major shareholder, were placed in escrow. For each of the calendar years 2009 and 2010, 2,799,799 shares will be released to the investors or Halter or returned to the shareholder, depending on the fulfillment of specified earnings targets. The specified earnings target for fiscal year 2009 was net income of $13,919,707 and for fiscal year 2010 the target is net income of $18,495,315. In the event that shares are required to be released from escrow to the Investors or Halter, such shares will be recorded as a contribution to capital and a simultaneous issuance of common shares to the Investors. The return to Mr. Kung of any of the shares placed in escrow by him is considered to be a separate compensatory arrangement because Mr. Kung is a director of the Company's subsidiary Fezdale. Accordingly, if any of the required earnings targets are met and shares are returned to Mr. Kung, the Company will recognize a non-cash compensation cost at that time equal to the then fair value of the shares returned. For 2009, the earnings target of net income of $13,919,707 (before any charges related to the release of any shares from escrow) was met and accordingly, the Company recorded a non-cash charge to compensation cost of $9,519,316.6 in the fourth quarter of 2009 related to the release from escrow to Mr. Kung of 2,799,799 shares.

Warrants

In connection with the private placement which closed on October 10, 2008, WLT Brothers Capital, Inc., Wentworth Securities, Inc. and Euro Pacific Capital, Inc., the Company's placement agents, received, as partial compensation, warrants to purchase 66,171, 95,781 and 54,057 shares of the Company's common stock, respectively. The warrants have a term of 3 years and are immediately exercisable at $2.78 per share, subject to the usual adjustments for certain corporate events. As at March 31, 2009, all the warrants are outstanding.

The Company valued the warrants by Trinomial option pricing model with the amount of $331,357 which recorded as cost of raising capital against additional paid-in capital. The Company estimated the fair value of each warrant award on the date of grant using the Trinomial option pricing model and the assumption noted in the following table. Expected volatility is based on the historical and implied volatility of a peer group of publicly traded entities. The expected term of options gave consideration to historical exercises, post-vesting cancellations and the options' contractual term. The risk-free rate for the expected term of the option is based on the U.S. Treasury Constant Maturity at the time of grant. The assumptions used to value options granted during the year ended March 31, 2009 were as follows:

Year ended
March 31, 2009
Risk free interest rate	3.479%
Expected volatility	59.92%
Expected dividend rate	-%
Expected life (years)	3

NOTE 16. PRC CONTRIBUTION PLAN

Employees of the Group are entitled to retirement benefits calculated with reference to their salaries basis upon retirement and their length of service in accordance with a PRC government-managed retirement plan. The PRC government is directly responsible for the payments of the benefits to these retired employees. The Group is required to make contributions to the government-managed retirement plan based on certain percentages of the employees' monthly salaries. The amounts contributed by the Group were approximately $292,986 and $16,836 for the year ended March 31, 2009 and 2008 respectively.

NOTE 17. COMMITMENTS AND CONTINGENT LIABILITIES

Operating Lease Commitments

The Company leases its office space under non-cancellable operating leases in PRC. Minimum future rental payments required under non-cancellable operating leases in effect as of March 31, 2009 are as follows by year:

2009	$742
$742

Rent expense for the years ended March 31, 2009 and 2008 was $34,773 and $12,515 respectively.

NOTE 18. RELATED PARTY BALANCES AND TRANSACTIONS

On May 16, 2008, Chairman Changjun Yu ("Mr. Yu") entered into a Trademark Transfer Agreement with the Company pursuant to which Mr. Yu transferred his rights to the trademark "农珍之冠" to the Company for RMB 1. In connection with the trademark transfer, Mr. Yu also entered into a Trademark License Agreement with the Company pursuant to which Mr. Yu granted the Company the exclusive rights to use such trademark before the Trademark Office approves the transfer of such trademark.

On April 28, 2008, Longheda entered into a financial advisory agreement (the "Financial Advisory Agreement") with HFG International, Limited. The Financial Advisory Agreement was amended on August 12, 2008. Under the Financial Advisory Agreement, as amended, HFG International, Limited agreed to provide Longheda with financial advisory and consulting services in facilitating Longheda's going public transaction. In consideration for these services, HFG International, Limited is entitled to $450,000 which will be paid within 45 days after the closing of the going public transaction. HFG International, Limited is an affiliate of Halter Financial Investments, L.P., which was an 87.5% shareholder of the Company before the closing of the reverse acquisition of Fezdale.

NOTE 19. SUBSEQUENT EVENTS

On June 8, 2009, Longheda, the indirect, wholly-owned subsidiary of China Nutrifruit Group Limited, entered into a lease agreement (the "Lease Agreement") with Daqing Chuangye Plaza Co. Ltd. for its headquarters on the fifth floor of Daqing Chuangye Building in Daqing, China (the "Lease"). The Lease is for a one-year from June 8, 2009 to June 7, 2010 and covers space totaling approximately 966.13 square meters. The total cash obligation over the term is RMB 71,694 (approximately $10,481). Longheda has the option to extend the lease and the option to terminate the Lease upon written notice to Daqing Chuangye Plaza Co. Ltd. at least three months prior to the end of the lease term. The facility will be used for headquarters functions, as well as general administrative office uses and activities such as sales and training.

On June 11, 2009, Messrs. Chun Wai Chan, William Haus and Jingfu Li were elected as independent directors of the Company.

End of consolidated financial statements.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
(FORMERLY KNOWN AS FASHION TECH INTERNATIONAL, INC.)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
(FORMERLY KNOWN AS FASHION TECH INTERNATIONAL, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of 100% equity interest of Fezdale as a reverse acquisition in the form of a recapitalization and the acquisition of 100% equity interest of Longheda..

The unaudited pro forma consolidated financial statements present the results of operations of China Nutrifruit Group Limited ("China Nutrifruit") and Longheda as they would have appeared had the recapitalization and acquisition consummated on April 1, 2007 for the purposes of the unaudited pro forma statements of income and cash flows.

A pro forma balance sheet has not been provided since the historical consolidated balance sheet of China Nutrifruit Group Limited and its subsidiaries as of March 31, 2008 provided in this financial statement includes the effects of the recapitalization.

These unaudited pro forma consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date, nor do they purport to represent results of operations for any future period or financial position for any future date. These statements do not reflect any cost savings or other benefits that may be obtained through synergies among the operations of China Nutrifruit and Longheda.

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
(FORMERLY KNOWN AS FASHION TECH INTERNATIONAL, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Stated in US Dollars)
FOR THE YEAR ENDED MARCH 31, 2008

	China	Fezdale	Solar Sun	Longheda
	Nutrifruit
	Year ended	Year ended	Year ended	Year ended
	March	March	March	March	Pro Forma	Pro Forma
	31, 2008	31, 2008	31, 2008	31, 2008	Adjustments	Combined

Net sales	$-	$-	$-	$34,510,140		$34,510,140
Cost of sales	-	-	-	(18,947,091)	(B) 779,118	(18,167,973)

Gross profit	-	-	-	15,563,049		16,342,167

Selling, general and administrative expenses	(17,672)	(54,404)	(51)	(3,155,007)		(3,227,134)

Operating earnings	(17,672)	(54,404)	(51)	12,408,042		13,115,033

Other income (expenses)
Interest expenses	(132)	-	(43)	(402,677)		(402,852)
Other income	-	-	60	30,509		30,569
Total other income (expenses)	(132)	-	17	(372,168)		(372,283)

Earnings before income taxes	(17,804)	(54,404)	(34)	12,035,874		12,742,750

Provision for income taxes	-	-	-	(2,035,305)	(C) 875,555	(1,159,750)

Net earnings	$(17,804)	$(54,404)	$(34)	$10,000,569		$11,583,000

Earnings per share
Basic and diluted	$(0.0013)					$0.3840

Weighted average number of common stock outstanding
Basic and diluted	14,030,730				(A)16,136,148	30,166,878

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES
(FORMERLY KNOWN AS FASHION TECH INTERNATIONAL, INC.)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)
FOR THE YEAR ENDED MARCH 31, 2008

Year ended
March 31, 2008
Operating activities:
Net earnings	$11,583,000
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	351,213
Benefit for deferred income taxes	(875,555)
Changes in operating assets and liabilities:
Trade receivables, net	207,462
Inventory	(478,237)
Other current assets	(95,264)
Amount due to an affiliate	30,088
Trade payables	15,087
Consideration payable	6,615,101
Income taxes payable	281,232
Other payables and accrued expenses	(498,893)
Net cash provided by operating activities	17,135,234

Investing activities:
Cash outflow from acquisition of subsidiaries	(6,614,085)
Net cash used in investing activities	(6,614,085)

Financing activities:
Proceeds from borrowings	5,355,096
Repayment of borrowings	(6,023,468)
Contribution from shareholders	36,707
Dividend paid	(7,758,278)
Proceeds from private placement	400,000
Net cash used in financing activities	(7,989,943)

Increase in cash and cash equivalents	2,531,206

Effect of exchange rate on cash and cash equivalents	569,928

Cash and cash equivalents at beginning of the period	4,003,715

Cash and cash equivalents at end of the period	$7,104,849

Supplemental disclosure of cash flows information:
Cash paid for:
Interest	$402,677
Income tax	$1,754,073

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – PRO FORMA ADJUSTMENTS

On August 14, 2008, China Nutrifruit Group Limited acquired all of the equity interests of Fezdale Investments Limited ("Fezdale"), a British Virgin Islands corporation, through a share exchange transaction (the "Share Exchange Transaction"), with the result that the stockholders of Fezdale became the beneficial owners of approximately 83.5% of the Company's common stock. As a result of such Share Exchange Transaction, Fezdale became a wholly-owned subsidiary of the Company and the former shareholders of Fezdale became the Company's controlling shareholders. Accordingly, all references to shares of Fezdale's ordinary shares have been restated to reflect the equivalent numbers of the common stock of China Nutrifruit Group Limited.

China Nutrifruit Group Limited completed the acquisition of Fezdale, pursuant to the share exchange agreement, in August 2008. The acquisition would be accounted for as a recapitalization effected by a share exchange, wherein Fedzale is considered as the acquirer for accounting and financial reporting purposes.

Pro forma adjustments on the attached financial statements include the following:

(A)	To record the issuance of 30,166,878 shares of China Nutrifruit Group Limited's common stock in connection with the recapitalization.

(B)	To record the adjustment of depreciation of property and equipment and amortization of land use rights due to the effect of negative goodwill arising from the acquisition of Longheda.

(C)

To record the deferred tax expenses due to the effect of negative goodwill arising from the acquisition of Longheda, as it generated a temporary difference between tax base and accounting base of the property, and equipment.